Filed pursuant to Rule 424(b)(3)
File No. 333-236896

PROSPECTUS

A&Q LONG/SHORT STRATEGIES FUND LLC

Limited Liability Company Interests

Investment Objective. A&Q Long/Short Strategies Fund LLC (the “Fund”) is a limited liability company registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund’s investment objective is to seek capital appreciation over the long term. The Fund seeks to achieve its objective principally through the allocation of assets among a select group of alternative asset managers and the funds they operate.

The Fund commenced operations on February 1, 2003 and, as of March 31, 2022, had net assets of approximately $139.5 million.

(continued on following page)

Investing in the Fund’s limited liability company interests (the “Interests”) involves a high degree of risk. See “Risk Factors” beginning on page 25.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Total
Offering Amount(1)	$990,777,735
Sales Load(2)	$19,815,555
Proceeds to the Fund(3)	$990,777,735

(1)	Generally, the stated minimum initial investment in the Fund is Interests with an initial value of at least $50,000, which minimum may be reduced for certain investors, but not below $25,000.

(2)	Investors purchasing Interests may be charged a sales load of up to 2% of the investor’s capital contribution. See “Plan of Distribution.”

(3)	The Fund paid offering expenses of approximately $115,000 from the proceeds of the offering.

UBS Financial Services Inc. acts as the distributor of the Fund’s Interests on a best efforts basis, subject to various conditions. The Fund also may distribute Interests through other brokers or dealers. The Fund sells Interests only to Qualified Investors (as defined herein). Once a prospective investor’s order is received, a confirmation will be sent to the investor. The investor’s brokerage account will be debited approximately four business days prior to closing for the purchase amount, which will be deposited into a non-interest-bearing escrow account set up at The Bank of New York Mellon. See “Plan of Distribution.”

UBS Financial Services Inc.

May 1, 2022

Investment Portfolio. The Fund is commonly referred to as a “fund of funds,” and seeks to achieve its objective principally through the allocation of assets among a select group of alternative asset managers (the “Investment Managers”) and the funds they operate. Investment Managers generally conduct their investment programs through unregistered investment vehicles, such as hedge funds, that have investors other than the Fund, and in other registered investment companies (collectively, the “Investment Funds”). Currently, the Fund invests in a portfolio of Investment Funds that primarily employ long/short equity strategies, including those involving foreign issuers, as well as certain other strategies described in this prospectus (the “Prospectus”).

Investment Adviser, Investment Management Fee and Administrator Fee. The Fund’s investment adviser is UBS Hedge Fund Solutions LLC (the “Adviser”). The Fund pays the Adviser, pursuant to an investment advisory agreement between the Fund and the Adviser and an administration agreement between the Fund and the Adviser, monthly fees at the aggregate annual rate of 1.25% of the Fund’s net assets, excluding assets attributable to the Adviser’s capital account (collectively, the “Fund Asset-Based Fees”). The Fund Asset-Based Fees are in addition to the asset-based fees charged by the Investment Funds (expected to range from 0.45% to 2.85% of net assets) and incentive allocations charged by unregistered Investment Funds (expected to range from 9% to 25% of net profits).

Risk; Restrictions on Transfer; No Trading Market. Investing in the Fund’s Interests involves a high degree of risk. In particular:

●	The Fund is an illiquid investment. Before making your investment decision, you should consider, among other things, your liquidity needs. While the Adviser expects that it will recommend to the Board of Directors of the Fund that the Fund offer to repurchase Interests from investors on a quarterly basis, an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and should be viewed as a long-term investment.

Interests are subject to restrictions on transfer and do not trade in any public market.

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information (“SAI”) dated May 1, 2022, has been filed with the SEC. The table of contents of the SAI appears on page 64 of this Prospectus. The Prospectus, the SAI, which is incorporated by reference into this Prospectus in its entirety, and the Fund’s annual and semi-annual reports, when available, are published on the following website: https://www.ubs.com/us/en/asset-management/individual-investors-and-financial-advisors/products/hedge-funds.html. The SAI and the Fund’s annual and semi-annual reports also are available upon request and without charge by writing the Fund at c/o UBS Hedge Fund Solutions LLC, 600 Washington Boulevard, Stamford, Connecticut 06901, or by calling (888) 793-8637. In addition, you may request other information about the Fund or make investor inquiries by calling (888) 793-8637. The SAI, material incorporated by reference into the Fund’s registration statement and other information about the Fund also are available on the SEC’s website (http://www.sec.gov). The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Interests are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front of this Prospectus. The Fund will, however, amend its registration statement to reflect any material changes to this Prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this prospectus (the “Prospectus”) and in the Statement of Additional Information (the “SAI”).

The Fund

A&Q Long/Short Strategies Fund LLC (the “Fund”) is a limited liability company organized as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund’s investment adviser is UBS Hedge Fund Solutions LLC (the “Adviser”).

As of March 31, 2022, the Fund had net assets of approximately $139.5 million.

Investment Program

The Fund’s investment objective is to seek capital appreciation over the long term.

The Fund is commonly referred to as a “fund of funds,” and seeks to achieve its investment objective principally through the allocation of assets among a select group of alternative asset managers (the “Investment Managers”) and the funds they operate. Investment Managers generally conduct their investment programs through unregistered investment vehicles, such as hedge funds, that have investors other than the Fund, and in other registered investment companies (collectively, the “Investment Funds”).

Currently, the Fund invests in a portfolio of Investment Funds that primarily employ long/short equity strategies. Such Investment Funds may invest in the securities of foreign issuers, including those in emerging markets. The Fund also may invest in Investment Funds that employ other strategies, which may include relative value, merger arbitrage/event-driven, macro, distressed investing and emerging market strategies.

Long/Short Equity Strategies Long/short equity strategies involve long and short investing in equity securities that an Investment Manager believes are under- or over-valued.

	●	Long-biased investing generally involves buying a security expecting its price to increase.

	●	Short investing generally involves selling a security that the Investment Fund does not own (and has to borrow) expecting to profit from a decline in its

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price at a later date.

Investment Managers employing long/short equity strategies generally do not seek to be market neutral (i.e., they will generally be net long or net short). Investment Managers may specialize in a particular industry or may diversify holdings across industries. Although the strategy is more common in U.S. markets, a growing number of Investment Managers invest globally. Investment Managers may invest in equity securities without limitation as to market capitalization. Investment Managers also may use leverage and may invest in derivatives and illiquid securities. There can be no assurance that an Investment Manager will engage at all times in short sales.

Additional Strategies

The Adviser also may choose Investment Managers who employ other investment strategies, including, but not limited to, the following:

●              Relative value strategies involve the simultaneous purchase and sale of similar securities to exploit pricing differentials. Relative value strategies include: convertible bond arbitrage, statistical arbitrage, pairs trading, fixed-income arbitrage and closed-end fund arbitrage.

●              Merger arbitrage/event-driven strategies involve investments in securities of firms involved in mergers, acquisitions or other special situations, such as restructurings, liquidations or spin-offs, which alter a company’s financial structure or operating strategy. Risk management and hedging techniques frequently are employed to protect the portfolio from deals that fail to materialize. Additionally, Investment Managers may take an “activist” approach to such strategies, seeking to create a catalyst for stock price movement.

●              Macro strategies generally involve investing in a wide variety of strategies and instruments, whereupon Investment Managers often assume an aggressive risk posture. Some Investment Managers rely on macro-economic models to invest across countries, markets, sectors and companies, and have the flexibility to invest in numerous financial instruments.

●              Distressed investing strategies involve investments in the securities of companies that are in the midst

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of financial restructuring or balance sheet re-capitalization, or are trading at stressed or distressed prices in anticipation of such an event.

●              Emerging market strategies involve investments in securities and instruments from less developed financial markets of the world that are, nevertheless, believed to be rapidly growing.

At any given time, the Fund may not invest in all or certain of the foregoing strategies, and may invest in other strategies not listed above. See “Investment Program.”

The Fund seeks to identify, select and monitor Investment Funds and Investment Managers that the Adviser believes will produce attractive returns over time.

Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) over the types of securities and other financial instruments that may be owned, the types of trading strategies employed, the amount of leverage that can be used and the diversity or concentration of securities within their portfolios. Each Investment Manager may use various investment techniques for hedging and non-hedging purposes. Investment Managers may sell securities short in an effort to profit from anticipated declines in prices of securities and to seek to limit exposure to a possible market decline. Investment Managers also may purchase and sell options and futures contracts and engage in other derivatives, and, from time to time, may maintain significant cash positions. The use of these techniques may be an integral part of their investment programs and involves certain risks to the Fund. Each Investment Manager may use leverage and may invest in illiquid and restricted securities, which also entail risk. Investment Funds may have high portfolio turnover rates (i.e., 100% or higher), which may result in higher brokerage commissions and, therefore, lower investment returns. See “Risk Factors.”

In some instances, although not expected to be a frequent occurrence or to constitute a significant portion of the Fund’s portfolio, an Investment Manager may pursue its investment strategy by structuring an Investment Fund with a highly concentrated portfolio, perhaps consisting of just a single security.

The Fund either will hold non-voting securities of an Investment Fund or will limit its investment in any Investment Fund to less than 5% of the Investment Fund’s

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Selection of Investment Managers

voting securities. The Fund may invest substantially all of its assets in non-voting securities of Investment Funds.

The Adviser is not bound by any fixed criteria in allocating assets to Investment Funds. The Fund has been designed to afford the Adviser flexibility to deploy assets as it deems appropriate under prevailing economic and market conditions.

The Adviser follows certain general guidelines when reviewing and selecting Investment Managers. While the Adviser attempts to apply the guidelines consistently, the guidelines involve the application of subjective and qualitative criteria and, therefore, the selection of Investment Managers is a fundamentally subjective process. The guidelines may be modified or eliminated at the discretion of the Adviser. In addition, some Investment Funds and Investment Managers may be newly organized and therefore may have no, or only limited, operating histories. However, the Adviser endeavors to select Investment Managers whose principals have capital markets experience.

The selection guidelines currently used by the Adviser are as follows:

Filtering Investment Manager Candidates. The Adviser uses a variety of information sources to identify prospective investments, including, without limitation, databases, prime brokers, proprietary UBS Group AG (“UBS”) resources and other industry contacts. These sources should help narrow down the investable universe to less than 500 Investment Funds. The goal of the filtering process is to identify a group of high quality Investment Managers for further review by the Adviser.

Interviews and Selection of Investment Managers. The Adviser generally conducts a number of onsite and offsite interviews and substantial other due diligence on an Investment Manager prior to making an investment. The goal of the due diligence process is to evaluate: (i) the background of the Investment Manager’s firm and its managers; (ii) the infrastructure of the Investment Manager’s research, trading and operations; (iii) the Investment Manager’s strategy and method of execution; (iv) the Investment Manager’s risk control and portfolio management; and (v) the differentiating factors that give the Investment Manager’s Investment Fund an investment edge.

Monitoring Investment Managers and Reallocation. Once

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Potential Benefits of Investing in the Fund

an asset manager is selected as an Investment Manager, the Adviser continues to review the investment process and performance of the Investment Manager. The Adviser monitors Investment Managers through a combination of weekly and/or monthly net asset value updates, portfolio reports and periodic phone calls and visits. When appropriate, the Adviser utilizes its proprietary software to analyze the risk of the Fund’s underlying investments. The Adviser also relies on its experience to make qualitative assessments about the current risk conditions that each Investment Manager and the Fund overall may face. Because the Adviser expects to regularly review new investment opportunities, capital withdrawn from the management of one Investment Manager generally is expected to be reallocated to another Investment Manager within a short period of time.

An investment in the Fund enables investors to invest with Investment Managers whose services generally are not available to the investing public, whose Investment Funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also enables investors to invest with a number of Investment Managers without incurring the high minimum investment requirements that Investment Managers typically would impose on investors.

In addition to benefiting from the Investment Managers’ individual investment strategies, the Fund as a whole should achieve the benefits of exposure to a number of different investment styles and Investment Managers. By investing through multiple Investment Managers, the Fund may reduce the volatility inherent in a direct investment with a single Investment Manager or single strategy.

The Adviser	The Adviser is an indirect, wholly-owned subsidiary of UBS. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser provides investment advisory services to registered funds, private investment funds, including funds-of-funds, individual managed accounts and other accounts. The Adviser had total assets under management as of March 1, 2022 of approximately $43.3 billion. See “Management of the Fund.”

Fees and Expenses

The Adviser provides investment advisory services to the Fund pursuant to an investment advisory agreement between the Fund and the Adviser, dated as of September 10, 2002, as amended as of April 1, 2021 (the

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“Investment Management Agreement”). The Adviser also provides certain administrative services to the Fund, including, among other things, providing office space and other support services to the Fund, pursuant to an administration agreement between the Fund and the Adviser, dated as of September 10, 2002, as revised as of July 1, 2015 (the “Administration Agreement”). Under the Investment Management Agreement and the Administration Agreement, the Fund pays the Adviser monthly fees at the aggregate annual rate of 1.25% of the Fund’s net assets for the month, excluding assets attributable to the Adviser’s capital account (collectively, the “Fund Asset-Based Fees”).

The Fund Asset-Based Fees are in addition to the asset-based fees charged by the Investment Funds and the incentive allocations charged by unregistered Investment Funds. The asset-based fees of the Investment Funds are expected to range from 0.45% to 2.85% of net assets and the incentive allocations of unregistered Investment Funds are expected to range from 9% to 25% of net profits. See “Risk Factors.”

BNY Mellon Investment Servicing (US) Inc. (“BNY”), as Fund administrator, performs certain additional administration, accounting and investor services for the Fund and other funds sponsored or advised by UBS or its affiliates, including the Adviser. In consideration for these services, the Fund and certain of these other investment funds pay BNY an annual fee calculated based upon the aggregate average net assets of the Fund and certain of these other investment funds, subject to a minimum monthly fee, and reimburse certain of BNY’s expenses.

Investors purchasing limited liability company interests (“Interests”) in the Fund may be charged a waivable sales load of up to 2% of the investor’s capital contribution.

The Fund bears all expenses incurred in the business of the Fund. The Investment Funds bear all expenses incurred in the business of the Investment Funds. See “Management of the Fund—Other Expenses of the Fund” and “Summary of Fund Expenses.”

Borrowing

The Fund is authorized to borrow money temporarily for investment purposes and in connection with repurchases of, or tenders for, the Fund’s Interests. The Fund, along with several other funds advised by the Adviser, has entered into a secured revolving line of credit agreement with a third-party commercial bank (the “Credit Agreement”) under which the Fund may borrow from time to time on a

6

revolving basis at any time up to $20,000,000. The Fund did not borrow under the Credit Agreement during the year ended December 31, 2021.

The Fund is not permitted to borrow if, immediately after such borrowing, it would have asset coverage (as defined in the Investment Company Act) of less than 300%. See “Risk Factors—The Fund’s and Investment Funds’ Use of Leverage Involves Risk of Loss” and “—The Fund May Borrow Money.”

Special Investment Techniques	To attempt to hedge against foreign currency risks, the Fund may use derivatives. The Adviser believes that it will utilize principally forward currency exchange contracts, although it also may utilize put options and futures contracts. The Fund may sell securities short in pursuit of its investment objective, although it presently does not intend to do so. There can be no assurance that the Fund will engage in such techniques or that these techniques will be successful. See “Risk Factors.”

Investor Qualifications

Interests are sold only to investors that are “qualified clients,” as defined in Rule 205-3 under the Advisers Act (“Qualified Investors”). Before you may invest in the Fund, your financial advisor or sales representative will require a certification from you that you are a Qualified Investor and that you will not transfer your Interests except in the limited circumstances permitted in the Fund’s Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”). Existing investors seeking to purchase additional Interests will be required to qualify as Qualified Investors at the time of the additional purchase. (The form of investor certificate (the “Investor Certificate”) that you will be asked to sign is attached to this Prospectus as Appendix B.) If your Investor Certificate is not received and accepted by the Fund’s Distributor (as defined below), your order will not be accepted. Other similar arrangements may be permitted by the Distributor instead of the Investor Certificate. If you attempt to transfer your Interests in violation of the LLC Agreement, the transfer will not be permitted and will be void. The Fund, in its discretion, may suspend applications for Interests at any time. See “Investor Qualifications.”

By acquiring Interests in the Fund, an investor acknowledges and agrees that: (i) any information provided by the Fund, the Adviser or any of their respective affiliates thereof (including information set forth in this Prospectus and in the SAI) is not a recommendation to invest in the Fund, and that none of the Fund, the Adviser or any affiliates thereof is undertaking to provide any

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Investor Suitability

investment advice to the investor (impartial or otherwise), or to give advice to the investor in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Adviser is for the provision of investment advice to the investor; and (ii) the Adviser has a financial interest in the investor’s investment in the Fund on account of the fees it expects to receive from the Fund as disclosed herein.

An investment in the Fund involves a considerable amount of risk.  You may lose money.  Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal situation, and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem their Interests in the Fund.  See “Risk Factors—Investors Have Only Limited Liquidity.”

The Offering

The Fund is offering Interests through UBS Financial Services Inc. (together with any other broker or dealer appointed by the Fund as distributor of its Interests, the “Distributor”). See “Plan of Distribution.” The Adviser and the Distributor may pay from their own resources compensation to the Distributor’s or its affiliates’ financial advisors, as well as third-party securities dealers and other industry professionals, in connection with the sale and distribution of the Interests or ongoing servicing of clients with whom they have placed Interests in the Fund.

The Fund commenced the public offering of Interests in February 2003, and has engaged in a continuous offering of Interests since that time. Interests are offered at net asset value, plus any applicable sales load (described below), next determined after subscriptions are accepted. Subscriptions typically are accepted as of the last business day of the month, and net asset value is calculated as of the first business day of the subsequent month. The Fund has registered $990,777,735 in Interests for sale under the registration statement to which this Prospectus relates.

Generally, the stated minimum initial investment is Interests with an initial value of at least $50,000, which minimum may be reduced in the Adviser’s sole discretion, but not below $25,000. If you want to purchase less than $50,000 in Interests, you should speak with your financial advisor. In granting any reduction, consideration is given to various factors, including the investor’s overall relationship with the Distributor, the investor’s holdings in

8

other funds affiliated with the Adviser, and such other matters as the Distributor and the Adviser may consider relevant at the time. Financial advisors may receive a reduced sales credit for selling Interests substantially below this stated minimum initial contribution. The Fund may vary the investment minimums from time to time. Investors purchasing Interests in the Fund may be charged a sales load of up to 2% of the investor’s capital contribution. Purchasers of Interests in conjunction with certain fixed or “wrap” fee programs, or employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisers engaged on behalf of the Fund, may not be charged a sales load.

The Fund sells Interests from time to time (each date on which Interests are delivered is called a “Closing Date”). Prior to a Closing Date, an investor’s funds will be held in a non-interest-bearing escrow account at The Bank of New York Mellon, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended. An investor will not become an investor of the Fund, and has no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date.

Distribution Policy	The Fund does not anticipate making periodic distributions of its net income or gains, if any, to investors. The amount and times of distributions, if any, will be determined in the sole discretion of the Board of Directors of the Fund (the “Board”). Whether or not distributions are made, investors will be required each year to pay applicable U.S. federal, state and local income taxes on their allocable share of the Fund’s taxable income, and generally will have to pay those taxes from sources other than Fund distributions. See “Risk Factors—Distributions to Investors and Payment of Tax Liability.”

Unlisted Closed-End Structure; Limited Liquidity and Transfer Restrictions

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their Interests on a daily basis. To meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds.

You will not be able to redeem your Interests on a daily basis because the Fund is a closed-end fund. In addition,

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Repurchases of Interests

with very limited exceptions, the Fund’s Interests are not transferable and liquidity is provided only through limited repurchase offers described below. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and should be viewed as a long-term investment. See “Risk Factors—Investors Have Only Limited Liquidity.”

No investor has the right to require the Fund to redeem the investor’s Interest in the Fund. The Fund from time to time may offer to repurchase Interests pursuant to written tenders by investors. These repurchases will be made at such times and on such terms as may be determined by the Board in its complete and exclusive discretion. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from investors on a quarterly basis. In addition, the Fund may, at any time, repurchase involuntarily at net asset value an Interest or a portion of an Interest of an investor, or any person acquiring an Interest or portion thereof from or through an investor, in accordance with the LLC Agreement and Section 23 of the Investment Company Act, and any applicable rules thereunder. See “Redemptions, Repurchases of Interests and Transfers—No Right of Redemption or Transfer” and “—Repurchases of Interests.”

If a repurchase offer is oversubscribed by investors who tender Interests, the Fund may: (i) increase the amount of Interests to be repurchased by up to 2% of the Fund’s outstanding Interests; (ii) extend the repurchase offer, if necessary, and increase the amount of Interests that the Fund is offering to repurchase; (iii) repurchase a pro rata portion of the Interests tendered; or (iv) take any other action permitted by applicable law. As a result, in any particular repurchase offer, tendering investors may not have all of their tendered Interests repurchased by the Fund. See “Redemptions, Repurchases of Interests and Transfers—Repurchases of Interests.”

The LLC Agreement provides that the Fund shall be dissolved if the Interest of any investor that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Fund has not been repurchased within a period of two years of such request. (The LLC Agreement is attached hereto as Appendix A.)

Taxation	Most closed-end investment companies elect to be taxed as regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund will not make this election and intends to be treated

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as a partnership for U.S. federal income tax purposes.  Accordingly, the Fund generally should not be subject to U.S. federal income tax, and each investor will be required to report on its own annual tax return its distributive share of the Fund’s taxable income or loss for each year, whether or not the Fund makes any distributions in that year.

If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and distributions of profits from the Fund would be treated as dividends.  See “Risk Factors—Tax Risks” below.

ERISA Plans and Other Tax-Exempt Entities	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such as 401(k) plans and other privately sponsored defined contribution and defined benefit retirement plans, retirement arrangements governed by Section 4975 of the Code such as individual retirement accounts (“IRAs”) and Keogh Plans, and entities otherwise subject to Title I of ERISA or Section 4975 of the Code by reason of plans’ investment in such entities, as well as other tax-exempt entities, may purchase Interests in the Fund. Fiduciaries of such plans or arrangements should consider, among other things, that the Fund offers limited liquidity. Moreover, fiduciaries of such plans that are participant-directed should consider that the Fund sells Interests only to Qualified Investors, and confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any “benefit, right or feature” affecting the qualified status of the plan or arrangement. The Fund’s assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Code. Because, among other reasons, the Investment Funds and the Fund may use leverage, a tax-exempt investor may incur income tax liability to the extent the transactions are treated as giving rise to unrelated business taxable income (“UBTI”). A tax-exempt investor (including an IRA) may be required to make payments, including estimated payments, and file an income tax return for any taxable year in which it has UBTI. Charitable remainder trusts may not purchase Interests.

Reports to Investors	The Fund will furnish to investors as soon as practicable after the end of each taxable year of the Fund such information as is necessary for investors to complete U.S.

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federal, state and local income tax or information returns, along with any other tax information required by law. For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Investment Managers. It is possible, however, that one or more Investment Managers will delay in providing this information. As a result, it is possible that the Fund may be unable to provide tax information to investors without significant delays and investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level. The Fund also will send to investors a semi-annual and an audited annual report generally within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Quarterly reports from the Adviser regarding the Fund’s operations during each quarter also will be sent to investors.

Risk Factors	An investment in the Fund involves a high degree of risk. These risks include:

General Risks

	●	Investors may suffer a loss of capital.

	●	Market risks, including political, regulatory, market, economic and social developments and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Fund’s investments in Investment Funds and the Fund’s underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Managers, Investment Funds and issuers, which could adversely affect the Fund.

	●	The Fund’s performance depends upon the performance of the Investment Managers and selected strategies, the adherence by such Investment Managers to their selected strategies, the instruments used by such Investment Managers and the Adviser’s ability to select Investment Managers and strategies and effectively allocate Fund assets among them.

	●	Identifying the appropriate Investment Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty.

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●	The Fund may not be able to invest in certain Investment Funds that are oversubscribed or closed, or the Fund may only be able to allocate a limited amount of assets to an Investment Fund that has been identified as an attractive opportunity.

●	The Fund does not make periodic distributions; investors will nevertheless be required to pay applicable taxes on their respective share of the Fund’s taxable income.

●	The Fund is classified as a “non-diversified” investment company, which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the Investment Company Act. As a result, the Fund’s investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers. In general, the Fund limits to less than 25% of its assets its investment in any one Investment Fund.

●	The Fund intends to be treated, and believes it qualifies for treatment, as a partnership for U.S. federal income tax purposes, but could be treated as an association or a “publicly traded partnership” taxable as a corporation, which would subject the income earned by the Fund to two levels of taxation. Similarly, an Investment Fund that intends to be treated for U.S. federal income tax purposes as a partnership could be treated as an association or a “publicly traded partnership” taxable as a corporation; the income earned by such Investment Fund would thus be subject to two levels of taxation.

●	The Adviser and the Investment Managers may have conflicts of interests that could interfere with their management of the Fund or the Investment Funds, respectively. Investments made on behalf of other clients of the Adviser may restrict the Fund’s ability to purchase or sell certain Investment Funds under applicable law.

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Liquidity Risks

●	Fund Interests are illiquid and are not listed on any securities exchange or traded in any other market and are subject to substantial restrictions on transfer.

●	Investments in underlying Investment Funds are generally illiquid, and some of the Investment Funds may not permit withdrawals at the same time as the Fund. Under certain circumstances, some Investment Funds may impose limits (known as “gates”) on the aggregate amount that an investor or all investors in the Investment Fund may withdraw on any single withdrawal date. Additionally, some Investment Funds may suspend the redemption rights of their investors, including the Fund, from time to time. As a result, the Fund’s ability to provide liquidity to investors could be adversely affected.

●	The Fund’s assets may be priced in the absence of a readily available market and may be priced based on estimates of fair value, which may prove to be inaccurate; these valuations will be used to calculate fees payable to the Investment Managers and the Adviser, and the price payable in respect of repurchased Interests.

●	The repurchase price payable in respect of repurchased Interests will be equal to the value of an investor’s capital account or applicable portion thereof based on the estimated net asset value of the Fund’s assets as of quarter-end (or any later valuation date if a tender offer is extended), after giving effect to all allocations to be made to the investor’s capital account as of such date. Tendering investors have no right to receive any other price, and will not be paid any additional amounts, as a result of any adjustments to the Fund’s net asset value made in the course of the Fund’s or any Investment Fund’s year-end audit. Similarly, the Fund and remaining investors will not be entitled to recover any overpayments that a year-end audit indicates may have been paid to tendering investors.

●	The Investment Funds’ portfolios may include a number of investments for which no market exists and which have substantial restrictions on

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transferability.

●

Investment Managers may invest without limitation in restricted and illiquid securities.  Investment Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

●	Investment Funds generally are permitted to redeem their securities in-kind. Thus, upon the Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive an in-kind distribution of securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities at a time and in a manner that is in the best interests of the Fund, but the Adviser may not be able to timely dispose of the investment and, therefore, investors may not be able to redeem their Interests or may themselves receive distributions in-kind that are illiquid and difficult to value.

Investment Strategy Risks

●	An Investment Manager may focus on a particular industry or industries, on a limited number of issuers or even on a single issuer, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries or on a broader portfolio of issuers.

●	Investment Managers may change their investment strategies (i.e., may experience style drift) at any time.

●	Investment Managers may use leverage, which is likely to cause net assets to appreciate or depreciate at a greater rate than if leverage were not used.

●	The Investment Managers and Investment Funds may engage in short-selling for hedging or non-hedging purposes. In addition, the Fund may engage in short-selling, although it presently does not intend to do so. A short sale of a security involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short. An Investment Manager’s use of short sales, leverage and derivative transactions, in certain circumstances, can result in significant

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losses.

●	Investment Managers may use derivatives for hedging and non-hedging purposes.

●	The Fund may borrow money (or leverage) temporarily to (i) fund investments in certain Investment Managers, pending receipt of subscriptions, and (ii) meet requests for tenders, which could magnify significantly the potential volatility of the Interests.

●	Investment Managers may invest in securities of non-U.S. issuers, including those located in emerging markets, which may subject the Fund to special risks caused by foreign political, social and economic factors, including exposure to currency fluctuations, less liquidity, less developed and less efficient trading markets, political instability and less developed legal and auditing standards.

●	Certain Investment Funds may be denominated in non-U.S. currencies.

●	Investment Funds and investments located outside of the U.S. may be subject to withholding and other taxes in such non-U.S. jurisdictions, which may reduce the return of the Fund and its investors.

●	Investment Managers may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

●	Investment Managers generally charge asset-based fees and incentive allocations, which may create incentives for Investment Managers to make investments that are riskier or more speculative than in the absence of these fees; because these fees are based on both realized as well as unrealized appreciation, the fee may be greater than if it were based only on realized gains.

●	Investment Funds may have high portfolio turnover rates (i.e., 100% or higher), which may result in higher brokerage commissions and, therefore, lower investment returns.

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●	To the extent the Fund purchases non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, the Fund will not be able to vote on matters that require the approval of investors in the Investment Fund, including a matter that could adversely affect the Fund’s investment.

●	The Fund may, from time to time, have to hold some of its assets in money market securities, cash or cash equivalents.

Fund of Funds Risk

Because the Fund invests in Investment Funds, investors are subject to additional risks, including:

●	The Investment Funds and Investment Managers, in some cases, may be newly organized with no, or only limited, operating histories upon which to evaluate their performance; however, the Adviser will endeavor to select Investment Managers whose principals have capital markets experience.

●	Investors in the Fund have no right to receive information about the Investment Funds or Investment Managers, and have no recourse against Investment Funds or their Investment Managers.

●	The Adviser is dependent on information, including performance information, provided by the Investment Funds, which if inaccurate could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objective and to value accurately the Fund’s Interests. In most cases, the Adviser has little or no means of independently verifying this information.

●	Investment Managers may use proprietary investment strategies that are not fully disclosed to the Adviser, and that may involve risks under some market conditions that are not anticipated by the Adviser.

●	While the Fund may invest in registered investment companies, Investment Funds generally will not be registered as investment companies under the Investment Company Act. Therefore, despite the fact that the Fund itself is registered under the

17

Investment Company Act, as an investor in Investment Funds, the Fund will not be able to avail itself of the protections afforded by the Investment Company Act to investors in registered investment companies, such as the limitations applicable to the use of leverage and the requirements concerning custody of assets, composition of boards of directors and approvals of investment advisory arrangements.

●	Investors in the Fund bear two layers of asset-based fees and expenses—one at the Fund level and one at the Investment Fund level—and incentive allocations at the Investment Fund level. An investor who met the conditions imposed by the Investment Managers, including investment minimums that may be considerably higher than the Fund’s, could invest directly with the Investment Managers.

●	Investment Managers may receive an incentive allocation from an Investment Fund, and thus indirectly from the Fund’s investors, for positive performance of the Investment Fund, even if the Fund’s overall returns are negative.

●	Investment Managers make investment decisions independent of the Adviser and each other, which may be conflicting.

●	At any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund and, consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

●	The net asset value of the Fund, as determined based on the fair value of its interests in Investment Funds, may vary from the amount the Fund would realize on the withdrawal of its investments from the Investment Funds. Additionally, the fair values provided by the Investment Funds may, at times, be estimates subject to later adjustment. These factors could adversely affect investors whose Interests are repurchased as well as new investors and remaining investors.

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● Fund investors may be exposed to significant indirect indemnification obligations to the Investment Funds, their Investment Managers and their third party service providers.

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and you should invest in the Fund only if you can sustain a complete loss of your investment.

See “Risk Factors.”

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SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that investors can expect to bear. The expenses associated with investing in a “fund of funds,” such as the Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles. This is because the investors in a fund of funds also indirectly pay a portion of the fees and expenses, including incentive allocations, charged at the Investment Fund level.

Investor Transaction Expenses
Maximum Sales Load(1) (percentage of purchase amount)	2.00%
Maximum Redemption Fee	None	(2)
Offering Expenses Borne by the Fund (as a percentage of offering amount)	0.01%

Annual Expenses (as a percentage of net assets attributable to Interests)
Management Fee	0.95%
Interest Payments on Borrowed Funds(3)	0.00%
Other Expenses (Including Administrator Fee: 0.30%)(4)	1.04%
Acquired Fund Fees and Expenses (Investment Fund fees and expenses)(5)	4.95%
Total Annual Expenses	6.94	%(6)

(1)	Generally, the stated minimum initial investment in the Fund is Interests with an initial value of at least $50,000, which minimum may be reduced for certain investors. Investments may be subject to a waivable sales load of up to 2%. See “Plan of Distribution.”

(2)	While the Fund does not impose any charges on a repurchase of Interests in the Fund, it may allocate to tendering investors withdrawal or similar charges imposed by an Investment Fund if the Adviser determines to withdraw from the Investment Fund as a result of a tender and such a charge was imposed on the Fund.

(3)	The Fund did not borrow under the Credit Agreement during the year ended December 31, 2021.

(4)	“Other Expenses” are estimated based on average net assets of the Fund for the fiscal year ended December 31, 2021 of approximately $137 million. “Other Expenses” do not include any fees or expenses charged by Investment Funds (which are reflected separately under “Acquired Fund Fees and Expenses”).

(5)	Includes the fees and expenses of the Investment Funds in which the Fund is already invested and intends to invest based upon the anticipated net proceeds of the offering. Some or all of the Investment Funds in which the Fund invests charge incentive fees or allocations based on the Investment Funds’ earnings. The incentive fees or allocations charged by unregistered Investment Funds in which the Fund invests generally are expected to range from 9% to 25% of net profits. The “Acquired Fund Fees and Expenses” disclosed above are based on historic earnings of the Investment Funds, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The amount of the Fund’s average net assets used in calculating this percentage was based on average net assets for the fiscal year ended December 31, 2021 of approximately $137 million, plus anticipated net proceeds of approximately $991 million from the offering. The Adviser estimates that approximately 2.83% (as a percentage of the net assets attributable to Interests) of the 4.95% shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Investment Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds). The Adviser estimates that the balance of approximately 2.12% is attributable to performance-based fees and allocations, as well as other investment-related expenses of the Investment Funds (for example, interest expense, dividends paid on investments sold short, bank charges and commissions, stock loan fees, etc.).

(6)	Total annual expenses shown in the table are as of the Fund’s fiscal year ended December 31, 2021 and will increase or decrease over time based on the Fund’s asset level and other factors.

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The purpose of the table above and the example below is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Fund. For a more complete description of the various costs and expenses of the Fund, see “Management of the Fund.”

EXAMPLE:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses, including a sales load (see footnote 1 above), on a $1,000 investment, assuming a 5% annual return:	$87	$218	$344	$638

*	Without the sales load, the expenses would be: $69 (1 Year), $202 (3 Years), $331 (5 Years) and $630 (10 Years).

The example is based on the fees and expenses set forth in the table above and should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown (and “Acquired Fund Fees and Expenses” may also be greater or less than that shown). Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the Investment Funds’ actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Investment Funds’ incentive allocations.

Financial Highlights

The financial highlights table is intended to help an investor understand the Fund’s financial performance for the last ten fiscal years. The information has been derived from the financial statements audited by Ernst & Young LLP (“EY”), whose report, covering the last five fiscal years, and the Fund’s financial statements are incorporated by reference into this Prospectus and the SAI in their entirety from the Fund’s 2021 Annual Report, as filed with the SEC on Form N-CSR on March 9, 2022.

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	Years Ended December 31,
	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Ratio of net investment loss to average members’ capital(1)(2)	(2.49)%	(2.88)%	(2.68)%	(2.61)%	(2.47)%	(2.38)%	(2.25)%	(2.36)%	(2.29)%	(2.22)%
Ratio of net expenses to average members’ capital(1)(2)	2.49%	2.88%	2.68%	2.61%	2.47%	2.39%	2.36%	2.36%	2.29%	2.22%
Portfolio turnover rate	21.33%	15.73%	35.68%	16.66%	23.11%	11.93%	34.35%	17.21%	5.34%	17.67%
Total Return(3)	(2.48)%	17.51%	8.80%	(6.20)%	9.76%	(3.07)%	(0.47)%	5.78%	16.87%	8.56%
Members’ capital at end of period (including the Adviser)	$145,963,632	$103,236,067	$102,717,666	$116,154,371	$144,245,208	$161,455,751	$194,128,758	$213,504,323	$222,442,947	$237,642,181

(1)	The average members’ capital used in the above ratios is calculated using pre-tender members’ capital, excluding the Adviser.

(2)	Ratios of net investment loss and net expenses to average members’ capital do not include the impact of expenses and incentive allocations or incentive fees incurred by the underlying Investment Funds.

(3)	The total return is based on the change in value during the year of a theoretical investment made at the beginning of the year. The change in value of a theoretical investment is measured by comparing the aggregate ending value, adjusted for cash flows related to capital contributions or withdrawals during the year.

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FUND PERFORMANCE INFORMATION

The following information should not be viewed as indicative of the future investment performance of the Fund. The information is unaudited and presented net of the Fund’s actual fees and expenses, including the Fund’s “Acquired Fund Fees and Expenses,” and net and gross of the Fund’s maximum sales load of 2%. The returns are subject to change without notification to the recipient based on, amongst other things, an annual audit of the Fund.

AVERAGE ANNUAL TOTAL RETURNS OF THE FUND
FOR PERIODS ENDED December 31, 2021

	A&Q Long/Short Strategies Fund LLC (with sales load)	A&Q Long/Short Strategies Fund LLC (without sales load)
1 Year	(4.44)%	(2.48)%
5 Years	4.04%	5.12%
10 Years	4.52%	5.21%
Since Inception[1]	4.51%	4.62%

1     The Fund commenced operations on February 1, 2003.

The Fund’s total return for the period from February 1, 2003 to December 31, 2021 was 130.34% and 141.08%, net and gross, respectively, of the Fund’s maximum 2% sales load.

Based on a hypothetical $50,000 investment in the Fund at the Fund’s inception, net gain as of December 31, 2021 would be $65,168 and $70,540, net and gross, respectively, of the Fund’s maximum 2% sales load.

PAST PERFORMANCE OF THE FUND IS NOT INDICATIVE
OF THE FUTURE RESULTS OF THE FUND.

SENIOR SECURITIES

The following table sets forth information about the Fund’s outstanding senior securities (including bank loans) as of the end of the last ten fiscal years. The Fund’s senior securities during this time period were comprised only of temporary borrowings made pursuant to secured revolving lines of credit agreements, including the Credit Agreement. The information in the table has been audited by EY.

Fiscal Year Ended	Total Principal Amount Outstanding[1]	Asset Coverage Per $1,000 of Borrowings[2]
December 31, 2021	N/A	N/A
December 31, 2020	N/A	N/A
December 31, 2019	$7,100,000	$15,467
December 31, 2018	$4,000,000	$30,039
December 31, 2017	$10,500,000	$14,738

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Fiscal Year Ended	Total Principal Amount Outstanding[1]	Asset Coverage Per $1,000 of Borrowings[2]
December 31, 2016	$8,500,000	$19,995
December 31, 2015	N/A	N/A
December 31, 2014	N/A	N/A
December 31, 2013	N/A	N/A
December 31, 2012	N/A	N/A

[1]	Represents the principal amount owed by the Fund pursuant to secured revolving lines of credit agreements in place at the time.

[2]	Calculated by subtracting the Fund’s liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and multiplying the result by 1,000.

PRIVACY NOTICE

This notice describes the Fund’s privacy policy. The Fund is committed to protecting the personal information that it collects about individuals who are prospective, former or current investors. The Fund collects personal information for business purposes to process requests and transactions and to provide customer service. “Personal Information” is obtained from the following sources:

●	Investor applications and other forms, which may include your name(s), address, social security number or tax identification number;

●	Written and electronic correspondence, including telephone contacts; and

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●	Transaction history, including information about Fund transactions and balances in your accounts with the Distributor or its affiliates or other Fund holdings and any affiliation with UBS and its affiliates.

The Fund limits access to Personal Information to those employees who need to know that information in order to process transactions and service accounts. Employees are required to maintain and protect the confidentiality of Personal Information. The Fund maintains physical, electronic and procedural safeguards to protect Personal Information.

The Fund may share Personal Information described above with the Adviser, the Distributor and its various other affiliates for business purposes, such as to facilitate the servicing of accounts. The Fund may share the Personal Information described above for business purposes with a non-affiliated third party only if the entity is under contract to perform transaction processing, servicing or maintaining investor accounts on behalf of the Fund. The Fund also may disclose Personal Information to regulatory authorities or otherwise as permitted by law. The Fund endeavors to keep its customer files complete and accurate. The Fund should be notified if any information needs to be corrected or updated.

RISK FACTORS

Employing a “Fund of Funds” Strategy Involves Risks Not Present in Direct Investment Programs

Identifying the appropriate investment strategies, Investment Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty. In addition, certain Investment Funds, from time to time, are oversubscribed or closed, and it may not be possible to make investments that have been identified as attractive opportunities. The success of the Fund depends in large part upon the ability of the Adviser and the Investment Managers to develop and implement investment strategies that achieve the Fund’s investment objectives. See “—Conflicts of Interest.” In addition, although the Adviser expects to monitor the Investment Managers to which the Fund allocates its capital, it is always possible that a number of the Investment Managers might take substantial positions in the same instruments or markets at the same time, thereby interfering with the Fund’s investment goal.

While the Fund may invest in registered investment companies, the Investment Funds generally will not be registered as investment companies under the Investment Company Act. Therefore, despite the fact that the Fund itself is registered under the Investment Company Act, as an investor in Investment Funds, the Fund will not be able to avail itself of the protections afforded by the Investment Company Act to investors in registered investment companies, such as the limitations applicable to the use of leverage and the requirements concerning custody of assets, composition of boards of directors and approvals of investment advisory arrangements. Market conditions and trading approaches are continually changing, and a particular Investment Manager’s past successful performance may be largely irrelevant to such Investment Manager’s prospects for future profitability. Although the Adviser will receive detailed information from each Investment Manager regarding its historical performance and investment strategy, in most cases the Adviser has little or no means of independently verifying this information. In addition, certain securities in which an Investment Fund may invest may not have a readily ascertainable market price. Such securities will generally be valued by Investment Managers, which valuation will be conclusive with respect to the Investment Fund, even though such Investment Managers may face a conflict of interest in valuing such securities because the value thereof will affect their compensation. The Fund may rely on estimates of the value of these investments when calculating its net asset value. The Fund may suspend the calculation of its net asset value during periods when an emergency exists as a result of which it is not reasonably practicable for the Fund fairly to determine the value of its net assets, and at any other time determined by the Board.

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The valuation of the Fund’s investment in an Investment Fund, as determined under procedures adopted by the Board, may under certain circumstances vary from the valuation provided by the Investment Manager of that Investment Fund. See “Calculation of Net Asset Value.” Investors should recognize that valuations of illiquid securities, such as interests in Investment Funds, involve various judgments and consideration of factors that may be subjective. As a result, the net asset value of the Fund, as determined based on the fair value of its interests in Investment Funds, may vary from the amount the Fund would realize on the withdrawal of its investments from the Investment Funds. In addition, the Investment Funds may not always be able to readily provide the Fund with their finalized net asset values in advance of a purchase or withdrawal. In such an event, it may be necessary for the Fund to rely on an estimate of the net asset value provided by the Investment Funds. The Adviser will attempt to resolve any discrepancies between valuations assigned by an Investment Manager and fair value as determined by the Adviser and BNY by seeking information from the Investment Manager and reviewing all relevant available information. Such review may result in a determination to change the fair value of the Fund’s investment in accordance with procedures adopted by the Board.

An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. The investment strategies and styles used by an Investment Manager are subject to change without notice. For information about an Investment Fund’s net asset value and portfolio composition, the Adviser is dependent on information provided by the Investment Funds, which if inaccurate could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objective and to value accurately the Fund’s Interests. Investors in the Fund have no individual right to receive information about the Investment Funds or the Investment Managers, will not be investors in the Investment Funds and will have no rights with respect to or standing with or recourse against the Investment Funds, Investment Managers or any of their affiliates.

The Adviser will not have any control over the investments made by Investment Managers. The Adviser may, however, reallocate the Fund’s investments among the Investment Funds, but the Adviser’s ability to do so may be constrained by the withdrawal limitations imposed by the Investment Funds. These withdrawal limitations may prevent the Fund from reacting rapidly to market changes should an Investment Manager fail to effect portfolio changes consistent with such market changes and the demands of the Adviser. Such withdrawal limitations may also restrict the Adviser’s ability to terminate investments in Investment Funds that are poorly performing or have otherwise had adverse changes. In addition, at times when Investment Funds offer limited availability to investors, the Adviser may allocate such limited availability among and between multiple entities managed by it or its affiliates, resulting in a Fund portfolio that differs from the portfolio that might result if the Adviser only managed the Fund. Although the Adviser intends to use certain criteria in evaluating and monitoring Investment Funds, there is no assurance that the Adviser will use the same criteria for all Investment Funds. Although the Adviser employs a due diligence process to review each Investment Manager’s back office and accounting systems and obtains third party verifications and background checks, there is no assurance that such efforts will detect fraud, malfeasance, inadequate back office systems or other flaws or problems with respect to the Investment Manager’s operations and activities.

An investor who meets the conditions imposed by the Investment Managers can invest directly with the Investment Managers. These conditions include investment minimums that may be considerably higher than the Fund’s stated minimum investment. By investing in the Investment Funds indirectly through the Fund, the investor bears two layers of asset-based fees and expenses—at the Fund level and the Investment Fund level—and incentive allocations at the Investment Fund level. In the aggregate, these fees might exceed the fees that would typically be incurred by a direct investment with a single Investment Manager or Investment Fund. The Fund may also invest in Investment Funds that invest in other investment vehicles, thereby subjecting the Fund, and Fund investors, to an additional level of fees. In the aggregate,

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these fees and expenses can be substantial and will adversely affect the value of any investment in the Fund. The Investment Funds also may have high portfolio turnover rates (i.e., 100% or higher), which may result in higher brokerage commissions and, therefore, lower investment returns.

Each Investment Manager will receive any incentive allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Fund generally. Accordingly, an Investment Manager may receive an incentive allocation from an Investment Fund, and thus indirectly from the Fund’s investors, for positive performance of the Investment Fund, even if the Fund’s returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers entirely independent of the Adviser and of each other. As a result, at any particular time, one Investment Fund may be purchasing securities of an issuer whose securities are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result. Similarly, the use of multiple Investment Managers may cause one or more Investment Funds to hold opposite positions in securities of issuers, thereby decreasing or eliminating the possibility of positive returns from such an investment.

Each Investment Manager has exclusive responsibility for making trading decisions on behalf of its Investment Fund. The Investment Managers also manage other accounts (including funds and accounts in which the same Investment Managers may have ownership interests) that, together with accounts already managed by such Investment Managers, could compete for the same trades an Investment Manager might otherwise make on behalf of the Fund, including competition for priority of order entry.

The Investment Managers have varying levels of experience. The Investment Managers and their principals may employ trading methods and policies that may differ from those of other Investment Managers, and that may deviate from the Adviser’s expectations concerning such methods and policies. Therefore, the results of any Investment Manager’s investments on behalf of the Fund may differ from those of the other accounts operated by the Investment Managers and from results anticipated by the Fund’s models and projections.

Investment Managers are subject to various risks, including, but not limited to, operational risks such as the ability to provide an adequate operating environment for an Investment Fund such as back office functions, trade processing, accounting, administration, risk management, valuation services and reporting. Operational risks also include, for example, mistakes made in the confirmation or settlement of transactions, transactions not being properly booked, evaluated or accounted for or other similar disruptions in an Investment Fund’s operations that may cause an Investment Fund to suffer financial loss, disruption of its businesses, liability to clients or third parties, regulatory intervention or reputational damage. Investment Managers may also face competition from other investment funds that may be more established and have larger capital bases and have larger numbers of qualified management and technical personnel. Additionally, certain Investment Managers may pursue over time different investment strategies that may limit the Fund’s ability to assess an Investment Manager’s ability to achieve its long-term investment objective. Furthermore, an Investment Manager may face additional risks as the assets of an Investment Fund increase over time. In such instances, an Investment Manager may be unable to manage an Investment Fund’s increased assets effectively because it may be unable to maintain the Investment Fund’s current investment strategy or find the types of investments better suited for an Investment Fund with an increased capital basis.

The Fund seeks to allocate its assets among various Investment Managers. Such dispersion may not be achieved as a result of insufficient investment opportunities or insufficient investable assets as a result of insufficient subscriptions or withdrawals by investors. Although the dispersion of the Fund’s investments is intended to reduce the Fund’s exposure to adverse events associated with specific issuers or industries, the number of investments by Investment Funds will be limited, and the portfolios of some

27

Investment Funds may be highly concentrated in particular companies, industries or countries. Moreover, in certain cases an Investment Fund’s portfolio may only consist of securities of a single issuer. As a consequence, the Fund’s returns as a whole may be adversely affected by the unfavorable performance of even a single investment by an Investment Fund.

Since the Fund may make additional investments in the Investment Funds only at certain times pursuant to limitations set forth in the governing agreements of the Investment Funds, the Fund from time to time may have to hold some, or in certain cases a substantial amount, of its assets temporarily in money market securities, cash or cash equivalents, possibly for several months.

Generally, Investment Funds are permitted to redeem their securities in-kind. Thus, upon the Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities at a time and in a manner that is in the best interests of the Fund.

Like an investment in the Fund, investments in the Investment Funds generally will be illiquid. The governing instruments of each Investment Fund likely will have provisions restricting both the transferability of an investor’s interest and the ability of any investor to withdraw its investment in certain circumstances. Additionally, Investment Funds may charge fees in respect of withdrawals or redemptions, and may suspend the redemption rights of their investors, including the Fund, from time to time. Certain Investment Funds have limitations on the ability to withdraw or redeem assets, and, under certain circumstances, may impose limits (known as “gates”) on the aggregate amount that an investor, or all investors, in an Investment Fund may withdraw on a single withdrawal date, and some Investment Funds will not have withdrawal periods that coincide with those of the Fund. As a result, the liquidity of the Fund’s Interests may be adversely affected and the Fund may manage its investment program differently than if it were able to withdraw monies from each Investment Fund at the same time it desires to provide liquidity to its investors. In addition, Investment Funds may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities tend to be volatile and an Investment Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. Some Investment Funds that invest a high percentage of their assets in illiquid investments may experience difficulty in meeting redemption requests and may also not be able to meet redemption requests through distributions in kind. In such circumstances, the Fund’s ability to provide liquidity to investors could be adversely affected.

For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Investment Managers. It is possible, however, that one or more Investment Managers will delay in providing this information. As a result, it is possible that the Fund may be unable to provide tax information to investors without significant delays and investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

A noncorporate investor’s share of the Fund’s investment expenses may be subject to certain limitations on deductibility for regular U.S. federal income tax purposes. For a more detailed discussion of the limitations on deductibility of investment expenses, see “Tax Aspects” in the Fund’s SAI.

The Fund may be required to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, breaches of representations and warranties included in the Investment Fund’s subscription documents and certain acts

28

or omissions relating to the offer or sale of the Fund’s Interests, or from liability of an Investment Fund or an Investment Manager to a service provider arising out of the same breach. Investors may be exposed, indirectly, to these indemnification obligations.

Investments in Non-Voting Stock; Inability to Vote

The Fund intends to purchase non-voting securities of, or contractually forego the right to vote in respect of, an Investment Fund in order to avoid becoming (i) an “affiliated person” of any Investment Fund within the meaning of the Investment Company Act and (ii) subject to the Investment Company Act limitations and prohibitions on transactions with affiliated persons. For any Investment Fund where the Fund would be unable to do either of the foregoing (and the Fund does not anticipate that it would not be able to do so), it intends to limit its holdings of the Investment Fund to less than 5% of the Investment Fund’s voting securities. See “Investment Program—Investment Objective and Policies.”

The Fund may irrevocably waive its rights (if any) to vote its interest in an Investment Fund. This result would be accomplished through a written agreement between the Fund and the Investment Fund, whereby the Fund irrevocably foregoes the right to vote in a manner that legally binds both the Fund and all subsequent holders, and the Investment Fund is granted the right to enjoin any holder from voting. Such an agreement also will include a statement of the parties’ intention that the agreement should be interpreted broadly to effect the parties’ desire that the Fund’s interest be identical to that of a separate non-voting class. In each instance, the Adviser will determine if the Fund will waive the Fund’s voting rights, and will consider only the interests of the Fund and not the interests of the Adviser or those of the Adviser’s other clients. The Fund will not receive any consideration in return for entering into a waiver arrangement. Any such arrangement should benefit the Fund, as it will enable the Fund to acquire more interests of an Investment Fund that the Adviser believes is desirable than the Fund would be able to if it were deemed to be an “affiliate” of the Investment Fund within the meaning of the Investment Company Act.

To the extent the Fund purchases non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the limited partners of the Investment Fund, including a matter that could be adverse to the Fund’s interests, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund. As a result, the Fund’s influence on an Investment Fund could be diminished, which may consequently adversely affect the Fund and its investors.

Business and Regulatory Risks of Investment Funds

Legal, tax and regulatory changes (including laws relating to taxation of the Fund’s investments, trade barriers and currency exchange controls), as well as general economic and market conditions (such as interest rates, availability of credit, credit defaults, inflation rates and general economic uncertainty) and national and international political circumstances (including wars, terrorist acts or security operations), may adversely affect the Fund. These factors may affect, among other things, the level of volatility of securities’ prices, the liquidity of the Investment Funds’ investments and the availability of certain securities and investments. Volatility or illiquidity could impair the Fund’s profitability or result in significant losses. Additionally, the regulatory environment for Investment Funds is evolving, and changes in the regulation of Investment Funds may adversely affect the value of investments held by the Fund and the ability of the Fund successfully to pursue its investment strategy. In addition, the securities, commodities and futures markets are subject to comprehensive statutes, regulations and margin requirements. Additionally, the regulation of derivative transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action. In particular, Congress has held hearings regarding taxation and regulatory policy as it relates to leveraged investors, tax-exempt investors and hedge funds, and the SEC has engaged in a general investigation of hedge funds that has resulted in increased

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regulatory oversight and other legislation and regulation relating to hedge fund managers, hedge funds and funds of hedge funds. The effect of any future regulatory change on the Fund could be substantial and adverse.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulatory developments established financial oversight standards and resulted in significant revisions to the U.S. financial regulatory framework and the operation of financial institutions. The Dodd-Frank Act includes provisions regarding, among other things, the comprehensive regulation of the over-the-counter derivatives market, the identification, monitoring and regulation of systemic risks to financial markets and the regulation of proprietary trading and investment activity of banking institutions. The continued implementation of the Dodd-Frank Act and other similar and follow-on regulations could affect, among other things, financial consumer protection, bank ownership of and involvement with private funds, proprietary trading, registration of investment advisers and the trading and use of derivative instruments and, therefore, could adversely affect the Fund or investments made by the Fund. There can be no assurance that such regulation will not have a material adverse effect on the Fund and the Investment Funds, increase transaction, operations, legal and/or regulatory compliance costs, significantly reduce the profitability of the Fund or impair the ability of the Fund and the Investment Funds to achieve their investment objectives. In addition, greater regulatory scrutiny may increase the Fund’s and the Adviser’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Act created the Financial Stability Oversight Council (the “FSOC”), an interagency body charged with identifying and monitoring systemic risks to financial markets. The FSOC has the authority to require that non-bank financial companies that are “predominantly engaged in financial activities,” such as the Fund, the Adviser, Investment Funds and Investment Managers, whose failure the FSOC determines would pose systemic risk, be placed under the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The FSOC has the authority to recommend that the Federal Reserve adopt more stringent prudential standards and reporting and disclosure requirements for non-bank financial companies supervised by the Federal Reserve. Such disclosure requirements may include the disclosure of the identity of investors in private investment funds such as the Investment Funds. The FSOC also has the authority to make recommendations to the Federal Reserve on various other matters that may affect the Fund and/or Investment Funds, including requiring financial firms to submit resolution plans, mandating credit exposure reports, establishing concentration limits, and limiting short-term debt. The FSOC also may recommend that other federal financial regulators impose more stringent regulation upon, or ban altogether, financial activities of any financial firm that poses what it determines are significant risks to the financial system. In the event that the FSOC designates the Fund or an Investment Fund as a systemic risk to be placed under the Federal Reserve’s supervision, the Fund or the Investment Fund could face stricter prudential standards, including risk-based capital requirements, leverage limits, liquidity requirements, concentration requirements and overall risk management requirements, among other restrictions. Such requirements could hinder the Fund’s and/or an Investment Fund’s ability to meet its investment objective and may place the Fund or an Investment Fund at a disadvantage with respect to its competitors.

Investment Funds and Investment Managers may face additional reporting and recordkeeping requirements. Under the Dodd-Frank Act, advisers to private funds are required to maintain records regarding private funds that include a description of: amount of assets under management and use of leverage, including off-balance-sheet leverage; counterparty credit risk exposure; trading and investment positions; valuation policies and practices; types of assets held; side arrangements or side letters whereby certain investors obtain more favorable rights than other investors; trading practices; and such other information as the SEC determines is necessary and appropriate in the public interest and for the protection

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of investors or for the assessment of systemic risk. Investment Funds’ adherence to these recordkeeping and reporting requirements may indirectly increase Fund expenses.

Additionally, the Adviser is a “banking entity” for purposes of the “Volcker Rule” contained in Section 619 of the Dodd-Frank Act. The Volcker Rule limits the ability of (i) banking entities, including the Adviser, to sponsor, invest in or serve as investment adviser of hedge funds and private equity funds (collectively, “Covered Funds”), and (ii) the Adviser or any of its affiliates to engage in certain transactions with Covered Funds. While registered investment companies are excluded from the definition of a Covered Fund, the Volcker Rule could have a negative effect on market liquidity, which may adversely affect the Funds.

The Adviser, UBS and their affiliates are subject to certain U.S. and non-U.S. banking laws, including the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Federal Reserve. The BHCA and other applicable banking laws, rules, regulations, guidelines and the interpretations thereof by the staff of the regulatory agencies which administer them, may restrict the transactions and relationships between the Adviser, UBS and their affiliates, on the one hand, and the Fund, on the other hand, and may restrict the investments, activities and transactions by the Fund. It is not expected that the BHCA, or other existing U.S. banking laws or existing regulations, would materially adversely affect the Fund. There can be no assurance, however, that any changes in U.S. bank regulatory requirements would not have a material adverse effect on the Fund’s investment program or performance. See “BHCA Considerations” in the Fund’s SAI.

On October 28, 2020, the SEC voted to adopt a revised version of new Rule 18f-4 under the Investment Company Act, which it originally proposed in December 2015, governing the use of derivatives and other transactions by registered investment and business development companies. Following the compliance transition period ending August 19, 2022, the rule will permit, among others, closed-end funds such as the Fund to enter into certain derivatives transactions notwithstanding the prohibitions and restrictions on the issuance of senior securities under Section 18 of the Investment Company Act, provided that a fund complies with the conditions of the rule, including establishing a comprehensive derivatives risk management program and complying with certain value-at-risk leverage limits, requirements and compliance and disclosure obligations, subject to certain exceptions. The Fund expects to qualify for one such exception as a “limited derivatives user” (as defined in Rule 18f-4) and, therefore, the Fund only would be required to adopt policies and procedures that are reasonably designed to manage its derivatives risk. These regulations could limit or restrict the ability of the Fund, and of any registered investment companies in which the Fund invests, to use certain derivatives, increase the compliance and other costs of using these instruments or make them less effective. In addition, in connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework for covering derivatives and certain financial instruments arising from the SEC’s General Statement of Policy issued in 1979 (Investment Company Act Release No. 10666) and ensuing staff guidance, effective as of August 19, 2022. As the Fund transitions into reliance on Rule 18f-4, its approach to asset segregation and asset coverage requirements with respect to derivatives will be impacted. While it is not possible to predict the effects of these regulations on the Fund’s portfolio due to the compliance timeline, the Fund expects to use derivatives only as a means to attempt to hedge against foreign currency risks, and presently does not intend to sell securities short. The Adviser will continue to seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective; however, there can be no assurance that the Adviser will be successful in doing so.

As of the date hereof, the Biden administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, energy, immigration, foreign and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. In addition, recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and geopolitical risks with potentially far-

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reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, tax rates, inflation, energy costs, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the Biden administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, the U.S. regulatory environment, corporate taxes, inflation, healthcare, unemployment and immigration, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty.

In June 2016, voters within the United Kingdom (the “UK”) participated in a national referendum and voted in favor of leaving the European Union (the “EU”), an event widely referred to as “Brexit”. Formal notification to the European Council required under Article 50 of the Treaty of Lisbon was made on March 29, 2017, following which the terms of exit were negotiated. Pursuant to an agreement between the UK and the EU, the UK left the EU on January 31, 2020. Following a transition period, the UK’s post-Brexit trade agreement with the EU passed into law in December 2020 and went into effect on January 1, 2021. Brexit is widely expected to have consequences that are both profound and uncertain for the economic and political future of the UK and the EU, and those consequences include significant legal and business uncertainties. The full scope and nature of the potential political, regulatory, economic and market consequences are not known at this time and are unlikely to be known for a significant period of time; however, they could be significant, potentially resulting in a period of instability and market volatility. It is not possible to ascertain the precise impact these events may have on the Fund or the Investment Funds from an economic, financial, tax or regulatory perspective, but any such impact could have material consequences for the Fund and the Investment Funds, regardless as to whether the Investment Funds invest in securities of issuers located in Europe or have significant exposure to European issuers or countries.

Market Risk

Market risks, including political, regulatory, market, economic and social developments and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Fund’s investments in Investment Funds and the Fund’s underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Managers, Investment Funds and issuers, which could adversely affect the Fund. Stock prices may experience greater volatility during periods of challenging market conditions, and there can be severe limitations on an investor’s ability to sell certain debt securities, including those that are of higher credit quality, during a period of reduced credit market liquidity. As a result, during these periods, the Fund’s net asset value will fluctuate. You may experience a significant decline in the value of your investment and could lose money.

Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or market may adversely impact issuers in a different country, region or market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

A recent example includes pandemic risks related to COVID-19 and the aggressive measures taken in response by (i) governments, including closing borders, restricting travel and imposing prolonged quarantines of, or similar restrictions on, large populations, and (ii) businesses, including forced or voluntary closures, changes to operations and reductions of staff. The effects of COVID-19 have contributed to increased volatility in global financial markets and likely will affect certain countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing

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political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact the Fund and its underlying investments. It is not known how long the impact of the COVID-19 pandemic will, or future impacts of other significant events would, last or the severity thereof. To the extent the Investment Funds have significant investments in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.

In addition, Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of this military action, resulting sanctions and future local, regional or global market disruptions are impossible to predict, but could be significant. Any disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks could have adverse consequences for the region, including significant, general negative economic impacts, and global markets.

The Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment.

The Investment Funds’ Use of Hedging Involves Risk of Loss

The Investment Funds may engage in hedging strategies, which use short sales, options, swaps, caps and floors, futures and forward contracts and other derivatives in an effort to protect assets from losses. Similarly, the Fund may, but is not required to, attempt to hedge against foreign currency risks through the use of derivatives. Hedging against a decline in the value of portfolio positions does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of such positions decline, but establishes other positions designed to gain from those same developments, thus offsetting the decline in the portfolio positions’ value. Such hedging transactions also limit the opportunity for gain if the value of the hedged portfolio positions should increase. It may not be possible for the Investment Funds to hedge against a change or event at a price sufficient to protect against a decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible, or desirable, to hedge against certain changes or events at all. There can be no assurances that these hedging strategies will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions.

No assurance can be given that Investment Managers or the Adviser will employ hedging strategies with respect to all or any portion of a given Investment Fund’s, or the Fund’s, assets. To the extent that hedging transactions are effected, their success is dependent on each Investment Manager’s, or the Adviser’s, ability to correctly predict movements in the direction of currency or interest rates, the equity markets or sectors thereof or other events being hedged against. The Fund expects to use derivatives as a means to attempt to hedge against foreign currency risks. See “—The Fund’s Use of Derivatives Involves Risks” below. While an Investment Manager may attempt to hedge against undesirable exposure, unanticipated changes in the markets and investments being hedged, or the nonoccurrence of events being hedged against, may result in poorer overall performance than if the Investment Manager had not engaged in any such hedge. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. Moreover, for a variety of reasons, the Investment Managers may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Investment Managers from achieving the intended hedge or expose the Fund to additional risk of loss.

The Fund intends to limit investments in commodity futures, commodity options contracts and commodity-related swaps to below the de minimis thresholds (defined below) set forth in Rule 4.5 under

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the Commodity Exchange Act (the “CEA”). The Fund only will invest in such instruments so long as the aggregate amount of initial margin and premiums required to establish such positions, other than for bona fide hedging purposes, does not exceed 5% of the Fund’s net asset value, or alternatively, the aggregate net notional value of those positions, determined at the time the most recent position was established, does not exceed 100% of the Fund’s net asset value (after taking into account unrealized profits and unrealized losses on any such positions) (the “de minimis thresholds”). The Fund further intends to continue to rely on the no-action relief provided by No-Action Letter 12-38 of the Division of Swap Dealer and Intermediary Oversight (“Division”) of the Commodity Futures Trading Commission (the “CFTC”). Pursuant to this letter, the Adviser is not required to register as a CPO under the CEA (with respect to the Fund), or rely on an exemption from registration, until the later of June 30, 2013 or six months from the date the Division issues revised guidance on the application of the calculation of the de minimis thresholds to fund-of-funds operators. As of the date of this Prospectus, the CFTC has not yet proposed any guidance regarding the application of the de minimis thresholds to fund-of-funds operators. If the Fund and the Adviser (with respect to the Fund) become subject to CFTC regulation, the Fund may incur additional compliance, operational and other expenses.

The Fund’s Investment Strategies May Involve Risk of Loss

Some of the principal risks of the identified investment strategies are identified below. Depending on economic and market conditions, other risks may be present.

Long/Short Equity Strategies. As part of this strategy, an Investment Manager seeks to purchase undervalued securities and sell overvalued securities to generate returns and to hedge out some portion of the general market risk. These long and short positions may be completely unrelated. If the Investment Manager’s analysis is incorrect or based on inaccurate information, these investments may result in significant losses to the Investment Fund. Since long/short equity strategies generally involve identifying securities that are undervalued (and, in the case of short positions, overvalued) by the marketplace, the success of the strategy necessarily depends upon the market eventually recognizing such value in the price of the security, which may not necessarily occur, or may occur over extended time frames that limit profitability. Positions may undergo significant short-term declines and experience considerable price volatility during these periods. In addition, long and short positions may or may not be correlated to each other. If the long and short positions are not correlated, it is possible to have investment losses in both the long and short sides of an Investment Fund’s portfolio.

Additional Strategies. In addition, at any given time, the Fund may, in the Adviser’s sole discretion, invest in Investment Funds that employ other investment strategies, including:

Relative Value Strategies. As part of these strategies, an Investment Manager may use substantial leverage in an attempt to capture relatively small mispricings between related securities. If the models the Investment Manager use incorrectly predict the behavior of the securities, significant losses may be experienced.

Merger Arbitrage/Event-Driven Strategies. As part of these strategies, an Investment Manager may invest in securities of issuers facing special situations, such as restructurings, spin-offs, liquidations or privatizations. Investments of this type involve substantial risks. The market prices of the securities of such issuers typically are subject to above average price volatility, the spread between the bid and asked prices of such securities may be greater than ordinarily expected and such securities may be thinly traded. The failure of the transaction to occur or occur at the anticipated time or upon the anticipated terms, can cause the value of the securities purchased to decline significantly. Additionally, Investment Managers may take an “activist” approach to such strategies, seeking to create a catalyst for stock price movement. Activist merger arbitrage/event-driven strategies may result in more concentrated portfolios, be longer term

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in nature and have a long-biased approach. Investment Funds pursuing such activist strategies generally will have significant market exposures at the security or industry level. Such Investment Funds also may incur additional expenses, including, but not limited to, attorney and proxy solicitation fees and printing, publishing and mailing expenses, which could be substantial.

Macro Strategies. The success of macro strategies will depend on an Investment Manager’s ability to identify and exploit opportunities in global economies, some of which will result in an Investment Manager holding concentrated positions in a limited number of markets, which may expose those Investment Funds to a greater risk of loss than if they held positions in a broader range of markets. Investment Managers generally focus on underlying macro-economic fundamentals in developing their investment theses. There can be no assurance that such macro-economic fundamentals will prove to be correct.

Distressed Investing Strategies. As part of these strategies, the Investment Managers focus on financially distressed companies. The success of some Investment Funds’ investment activities will depend on the Investment Managers’ ability to identify and exploit inefficiencies in the high yield and distressed debt securities markets. Identification and exploitation of these opportunities involve uncertainty. Any one or all of the companies in which an Investment Manager may invest may be unsuccessful or not show any return for a considerable period of time. The equity securities of distressed companies may be highly illiquid and hard to value. Equity securities hold the most junior position in a distressed company’s capital structure and are not secured by any specific collateral.

Funding a plan of reorganization involves additional risks, including risks associated with equity ownership in the reorganized entity. In any related reorganization or liquidation proceeding, the Investment Fund may lose its entire investment or may be required to accept cash or securities with a value less than the original investment. Where Investment Managers take control positions, serve on creditors’ committees or otherwise take an active role in seeking to influence the management of the issuers of distressed securities, their Investment Funds may be subject to increased litigation risk resulting from their actions and they may obtain inside information that may restrict their ability to dispose of the distressed securities.

Among other risks, it frequently may be difficult to obtain accurate information as to the true condition of distressed issuers, and the ability of such entities to repay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry, or specific developments within such companies. Judgments about the credit quality of the issuer and the relative value of its securities used to establish arbitrage positions may prove to be wrong. Such investments also may be adversely affected by laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and the bankruptcy courts’ power to disallow, reduce, subordinate or disenfranchise particular claims. The market prices of such securities also are subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value and the Investment Managers’ estimates of intrinsic value may be based on their views of market conditions, including interest rates, that may prove to be incorrect.

Emerging Market Strategies. These strategies involve purchasing securities of issuers located in emerging markets. Emerging market countries have economic structures that are generally less diverse and mature, and political systems that are less stable, than those of developed countries. Emerging markets may be more volatile than the markets of more mature economies. Many emerging countries providing investment opportunities for the Investment Funds have experienced substantial, and in some periods extremely high, rates of inflation for many years, and resulting sharp, sustained declines in the value of their currencies and securities markets. Inflation and rapid fluctuations in inflation rates have had and may

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continue to have adverse effects on the economies and securities markets of certain of these countries. Many issuers in these countries and the countries themselves have defaulted on their obligations.

The Incentive Allocations Charged by the Investment Managers May Create Incentives for Speculative Investment

Each Investment Manager generally charges the Fund an asset-based fee, and some or all of the Investment Managers receive incentive allocations. The asset-based fees of the Investment Managers generally are expected to range from 0.45% to 2.85% of net assets and the incentive allocations of the Investment Managers generally are expected to range from 9% to 25% of net profits, but may be greater or less in some cases. The Adviser also charges asset-based fees.

The incentive allocation that will be received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the incentive allocation. Gain allocated to an Investment Manager with respect to the incentive allocation that is attributable to the sale or disposition of a capital asset will be recharacterized as short-term capital gain to the extent the capital asset giving rise to the gain has been held for a period of longer than one year but less than or equal to three years. Short-term capital gain is taxed at the higher ordinary income tax rates. As a result of this three-year holding period requirement, the interests of an Investment Manager and other investors in the Fund may not always be aligned with respect to the timing of the disposition of an investment, which timing could have an impact on investment performance. In addition, because the incentive allocation is calculated on a basis that includes realized and unrealized appreciation of an Investment Fund’s assets, the allocation may be greater than if it were based solely on realized gains.

Investment Funds and Investment Managers May be Newly Organized

Some Investment Funds and Investment Managers may be newly organized and therefore may have no, or only limited, operating histories. However, the Adviser will endeavor to select Investment Managers whose principals have capital markets experience. There can be no assurance that the Adviser’s assessments of Investment Managers, and, in turn, their assessments of the short-term or long-term prospects of investments, will prove accurate or that the Fund will achieve its investment objective.

The Investment Funds May Purchase Equity Securities Without Restriction as to Market Capitalization

Investment Managers generally may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies. The prices of the securities of some of these smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because they typically are more subject to changes in earnings and prospects, among other things.

The Fund’s and the Investment Funds’ Use of Short Selling is Highly Speculative

The Investment Managers and Investment Funds may engage in short-selling for hedging or non-hedging purposes. In addition, the Fund may engage in short-selling, although it presently does not intend to do so. To effect a short sale, the Fund or an Investment Fund will borrow a security from a brokerage firm, or other permissible financial intermediary, to make delivery to the buyer, with an obligation to replace the borrowed securities at a later date. The Fund or an Investment Fund then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. Short-selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs

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and the costs of borrowing the securities. In certain circumstances, these techniques can substantially increase the impact of adverse price movements on the Fund’s or an Investment Fund’s portfolio. A short sale of a security involves the theoretical risk of an unlimited increase in the market price of the security, which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Short selling is a speculative investment technique that involves expenses to the Investment Funds and the following additional risks:

●	While the potential gain on a short sale is limited, the loss is theoretically unlimited.

●	It can increase the effect of adverse price movements on an Investment Fund’s portfolio.

●	The Investment Fund may not be able to close out a short position at any particular time or at the desired price.

●	The Investment Fund may be subject to a “short squeeze” when other short sellers desire to replace a borrowed security at the same time as the Investment Fund, thus increasing the price the Investment Fund may have to pay for the security and causing the Investment Fund to incur losses on the position.

●	If the market for smaller capitalization or foreign companies becomes illiquid, the Investment Fund may be unable to obtain securities to cover short positions.

●	Certain foreign markets may limit the Investment Fund’s ability to short stocks.

Short sale transactions have been subject to increased regulatory scrutiny, including the imposition of restrictions on short selling certain securities and reporting requirements. The Investment Funds’ ability to execute a short selling strategy may be materially adversely impacted by rules, interpretations, prohibitions and restrictions on short selling activity adopted by regulatory authorities, including the SEC, its foreign counterparts, other government authorities or self-regulatory organizations. Such restrictions and prohibitions may be imposed with little or no advance notice and may impact prior trading activities of the Investment Funds.

In connection with any short selling by the Fund, the Fund may be required to comply with the Asset Coverage Requirement (defined below) or segregate liquid assets in an amount generally equal to the value of the security sold short, enter into offsetting transactions or own positions covering its obligations. See “—The Fund’s and Investment Funds’ Use of Leverage Involves Risk of Loss.” As discussed above under the caption “—Business and Regulatory Risks of Investment Funds,” however, in connection with the adoption of Rule 18f-4 under the Investment Company Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering positions in derivatives and certain financial instruments. As the Fund transitions into reliance on Rule 18f-4, its approach to asset segregation and asset coverage requirements with respect to derivatives will be impacted.

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The Investment Funds’ Foreign Investments Involve Risk of Loss

One or more Investment Funds may invest in the securities of foreign issuers, including those in emerging markets, and in depositary receipts, such as American Depositary Receipts (ADRs). Certain Investment Funds may be denominated in non-U.S. currencies. Foreign securities in which an Investment Manager may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Foreign investments face specific risks, which include:

●	unfavorable changes in currency rates and exchange control regulations;

●	restrictions on, and costs associated with, the exchange of currencies and the repatriation of capital;

●	reduced availability of information regarding foreign companies;

●	different accounting, auditing, financial and legal standards and possibly less stringent reporting standards and requirements;

●	reduced liquidity and greater volatility;

●	increased brokerage commissions and custody fees;

●	securities markets that are less developed than in the United States may suffer from periods of relative illiquidity, and may be subject to a lesser degree of supervision and regulation than securities markets in the United States;

●	foreign withholding and other taxes;

●	delays in settling securities transactions;

●	threat of nationalization and expropriation and confiscatory taxation;

●	limits on the amounts of investment by foreign persons in particular issuers;

●	limits on the investment by foreign persons to specific classes of securities with less advantageous rights;

●	general social, political and economic instability and adverse diplomatic developments; and

●	the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility.

These risks may be heightened for investments in obligations of companies that are experiencing financial difficulties. In addition, the bankruptcy, reorganization or similar laws and regulations affecting these foreign companies may be less favorable than those affecting U.S. companies and, therefore, the ability of an Investment Fund to realize on its investments in foreign companies may be adversely affected.

In addition to the risks associated with investments in foreign securities generally, investments in securities located in particular regions or countries with emerging markets may face additional risks. See “—Emerging Markets Risk.”

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Emerging Markets Risk

Because Investment Managers may purchase obligations of companies worldwide, they may purchase obligations of issuers located in emerging countries. Emerging countries have economic structures that are generally less diverse and mature, and political systems that are less stable, than those of developed countries. The markets of emerging countries may be more volatile than the markets of more mature economies. Many emerging countries providing investment opportunities have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain of these countries.

In addition to the risks associated with investments in foreign securities generally, investments in securities located in particular regions or countries with emerging markets may face the following additional risks, among others:

●	inflation and rapid fluctuations in inflation;

●	high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries;

●	high concentration of investors and financial intermediaries;

●	overdependence on exports, particularly with respect to primary commodities, which makes such economies vulnerable to volatile fluctuations in commodity prices; and

●	overburdened infrastructure and obsolete or unseasoned financial systems.

The Fund’s Use of Derivatives Involves Risks

The Fund expects to use derivatives as a means to attempt to hedge against foreign currency risks. The Adviser believes that it will utilize principally forward currency exchange contracts, although it may also utilize put options and futures contracts.

Forward currency exchange contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. The Fund may use forward currency exchange contracts for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, as Investment Funds may invest in instruments denominated in currencies other than the U.S. dollar and certain Investment Funds may be denominated in non-U.S. currencies. This hedging technique would allow the Adviser to “lock in” the U.S. dollar price of the security. The Fund also may use forward contracts to attempt to protect the value of an Investment Fund’s holdings of foreign securities. There may be, however, imperfect correlation between an Investment Fund’s foreign securities holdings and the forward contracts entered into by the Fund with respect to such holdings.

Options transactions may be effected on securities exchanges or in the over-the-counter market. When put options are purchased over-the-counter, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular

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contract, no trade may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trade, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. Successful use of futures also is subject to the Adviser’s ability to predict correctly movements in the direction of the relevant market.

There can be no assurance that the Fund will utilize such derivatives or that the use of such derivatives will be successful. Additionally, pursuant to regulations and/or published positions of the SEC, the Fund may be required to segregate permissible liquid assets, enter into offsetting transactions or own positions covering its obligations, all of which could have the effect of restricting portfolio management.

See “Additional Investment Policies—Special Investment Techniques” in the Fund’s SAI.

The Investment Funds’ Use of Derivatives Involves Risk

Some of the Investment Funds may invest in, or enter into, derivatives, including options, swaps, swaptions, futures and forward agreements, for investment or hedging purposes. The use of these instruments involves the following risks, among others:

●	Derivatives can be volatile.

●	Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large impact on the Investment Fund’s performance.

●	The market for any derivative is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

●	Entering into derivatives in foreign markets may involve more risk than entering into domestic transactions.

●	Certain derivatives, such as swaps, involve the assumption of the credit risk of the counterparty to the transactions.

The stability and liquidity of derivatives depend in large part on the creditworthiness of the parties to the transactions. It is expected that each Investment Manager will monitor on an ongoing basis the creditworthiness of firms with which it will enter into derivatives. If there is a default by the counterparty to such transaction, the applicable Investment Manager will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs that could result in the net asset value of the Investment Fund (and thus the Fund) being less than if such Investment Manager had not entered into the transaction. Furthermore, there is a risk that a counterparty could become insolvent. If one or more of an Investment Manager’s counterparties (e.g., prime broker or broker-dealer) were to become insolvent or the subject of liquidation proceedings in the United States, there exists the risk that the recovery of such Investment Manager’s fund’s securities and other assets from such prime broker or broker-dealer will be delayed or be of a value less than the value of the securities or assets originally entrusted to such prime broker or broker-dealer.

In addition, the Investment Managers may use counterparties located in various jurisdictions outside the United States. Such local counterparties are subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the

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practical effect of these laws and their application to the Investment Funds’ assets are subject to substantial limitations and uncertainties.

See “Additional Investment Policies—Special Investment Techniques” in the Fund’s SAI.

The Fund’s and Investment Funds’ Use of Leverage Involves Risk of Loss

The Fund and Investment Funds may borrow money for investment and other purposes, and may directly or indirectly borrow funds from brokerage firms and banks. The Fund intends to borrow temporarily only for investment purposes and to meet requests for tenders. Borrowing for investment purposes, which is known as “leverage,” is a speculative investment technique and involves risks and has the effect of potentially increasing losses. In addition, Investment Funds may leverage their investment returns with options, swaps, forwards, short selling and other derivatives.

Although leverage will increase investment return if the Fund or an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of such funds, using leverage will decrease investment return if the Fund or such Investment Fund fails to earn as much on such investments as it pays for the use of such funds. Using leverage, therefore, will magnify the volatility of the value of the Fund’s or such Investment Fund’s portfolio. If the Fund’s or an Investment Fund’s portfolio securities decline in value, it could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in the aggregate value of the Fund’s or an Investment Fund’s assets, whether resulting from changes in market value or from redemptions, it might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Fund or an Investment Fund also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Any event that adversely affects the value of an investment would be magnified to the extent that leverage is employed. The cumulative effect of the use of leverage by the Fund or an Investment Fund, directly or indirectly, could result in a loss to the Fund that would be greater than if leverage were not employed. In addition, to the extent that the Fund or Investment Funds borrow funds, the rates at which they can borrow will affect the operating results of the Fund.

In addition, the Investment Funds’ anticipated use of short-term margin borrowings will generally result in certain additional risks to the Fund. For example, should the securities that are pledged to brokers to secure the Investment Funds’ margin accounts decline in value, or should brokers from which the Investment Funds have borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Investment Funds could be subject to “margin calls,” pursuant to which the Investment Funds must either deposit additional funds with their brokers or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a precipitous drop in the value of the assets of an Investment Fund, the Investment Fund might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

With respect to borrowings by the Fund, the Investment Company Act limits the amount the Fund can borrow by imposing an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness (the “Asset Coverage Requirement”). This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the proceeds of such indebtedness, measured at the time the Fund incurs the indebtedness.

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Investment Funds May Be Concentrated or Invest Significantly in Volatile Sectors

One or more Investment Managers, from time to time, may invest a substantial portion of its Investment Fund’s assets in an industry sector, in only a limited number of issuers or, in certain cases, in securities of a single issuer. As a result, the investment portfolios of these Investment Funds (as well as the Fund’s portfolio) may be subject to greater risk and volatility than if investments had been made in a broader range of issuers. In addition, an Investment Fund’s emphasis in a particular sector or issuer may be especially volatile. To the extent that an Investment Fund concentrates its portfolio in a single industry, in a limited number of issuers or in securities of only a single issuer, the risk of any investment decision is increased.

Investors Have Only Limited Liquidity

The Fund is a closed-end investment company designed primarily for long-term investors. Interests in the Fund are not traded on any securities exchange or other market. Interests are not transferable, except by operation of law upon the death, bankruptcy, insolvency or dissolution of an investor or otherwise only with the consent of the Board (which consent may be withheld in the Board’s sole and absolute discretion), and liquidity will be provided only through limited repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board in its complete and exclusive discretion. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from investors on a quarterly basis. The LLC Agreement provides that the Fund will be dissolved if the Interest of any investor that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Fund has not been repurchased within a period of two years of such request.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been, if sufficient additional Interests are not sold. Therefore, it may force the Fund to sell assets (i.e., interests in Investment Funds) it otherwise would not sell. It also may reduce the investment opportunities available to the Fund and cause its expense ratio to increase. The Fund likely will sell its more liquid assets first to satisfy repurchase requests, thus increasing its concentration in less liquid securities.

The Fund May Borrow Money

The Fund may borrow money temporarily to fund investments in certain Investment Managers, subject to the lender’s terms, or in connection with repurchases of, or tenders for, the Fund’s Interests. The Fund, along with several other funds advised by the Adviser, is party to the Credit Agreement, under which the Fund may borrow from time to time on a revolving basis at any time up to $20,000,000. The Fund did not borrow under the Credit Agreement during the year ended December 31, 2021.

If the Fund borrows money, its net asset value may be subject to greater fluctuation until the borrowing is repaid and, therefore, the risks of leverage described under “—The Fund’s and Investment Funds’ Use of Leverage Involves Risk of Loss” will be present. The Fund would expect to repay leverage used to fund investments by selling its interests in Investment Funds. If the Fund were unable to sell a sufficient value of interests in Investment Funds to repay these borrowings, the Fund could reduce its leverage by using the proceeds of subsequent offerings of Interests. Because many Investment Funds use leverage as part of their investment strategy, the Fund’s use of leverage to purchase these Investment Funds will magnify the potential volatility of the value of the Fund’s Interests.

Borrowings by the Fund, if any, may be made on a secured basis. The Fund’s custodian will then either segregate the assets securing the Fund’s borrowings for the benefit of the Fund’s lenders or arrangements will be made with a suitable sub-custodian. If the assets used to secure a borrowing decrease in value, the Fund may be required to pledge additional collateral to the lender in the form of cash or

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securities to avoid liquidation of those assets. In the event of a default, the lender will have the right, through the Fund’s custodian, to redeem the Fund’s investments in Investment Funds without consideration of whether doing so would be in the best interests of the Fund’s investors. The rights of any lender to the Fund to receive payments of interest on and repayments of principal of borrowings will be senior to the rights of the Fund’s investors, and the terms of the Fund’s borrowings may contain provisions that limit certain activities of the Fund and could result in precluding the purchase of instruments that the Fund would otherwise purchase. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those currently imposed on the Fund by the Investment Company Act. Additionally, the Fund must comply with the Asset Coverage Requirement. See “—The Fund’s and Investment Funds’ Use of Leverage Involves Risk of Loss.”

The Fund is Non-Diversified

The Fund is classified as a “non-diversified” management investment company under the Investment Company Act. This means that the Fund may invest a greater portion of its assets in a limited number of issuers than would be the case if the Fund were classified as a “diversified” management investment company. Accordingly, the Fund may be subject to greater risk with respect to its portfolio securities than a “diversified” fund because changes in the financial condition or market assessment of a single issuer may cause greater fluctuation in the value of its Interests. In general, the Fund will limit to less than 25% of its assets its investment in any one Investment Fund.

Restricted and Illiquid Investments Involve the Risk of Loss

The Investment Managers may invest without limitation in restricted securities and other investments that are illiquid, which may include private placements in public equity securities (PIPEs). Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the Securities Act.

Where registration is required to sell a security, an Investment Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Manager may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Investment Manager might obtain a less favorable price than the prevailing price when it decided to sell. Investment Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities. An Investment Fund’s portfolio may include a number of investments for which no market exists and which have substantial restrictions on transferability.

Some of the Investment Funds may invest all or a portion of their assets in private placements that may be illiquid. Some of these investments are held in so-called side pockets, which are sub-funds within the Investment Funds, that provide for their separate liquidation over a much longer period than an investment in the Investment Fund. Were the Fund to seek to liquidate its investment in an Investment Fund that maintains these investments in a side pocket arrangement or that holds substantially all of its assets in illiquid securities, the Fund might not be able to fully liquidate its investment without delay, which could be considerable. During the period until the Fund fully liquidated its interest in the Investment Fund, the value of its investment would fluctuate. The Fund expects that the number of side pocket investments in which it will participate will be minimal under normal market conditions.

The Fund’s repurchase process could involve substantial complications and delays, as the ability of the Fund to honor repurchase requests is dependent in part upon the Fund’s ability to make withdrawals

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from Investment Funds, which may be delayed, suspended altogether or not possible because, among other reasons, (i) many Investment Managers permit withdrawals only on an infrequent basis, which timing is not likely to coincide with the repurchase dates of the Fund, (ii) some Investment Funds, under certain circumstances, may impose limits (known as “gates”) on the aggregate amount that an investor or all investors in the Investment Fund may withdraw on any single withdrawal date, and (iii) the Investment Funds’ portfolios may include investments that are difficult to value and that may only be able to be disposed of by the Investment Managers at substantial discounts or losses.

In addition, the Fund’s interests in the Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. Some Investment Funds also may suspend the redemption rights of their investors, including the Fund, from time to time. The illiquidity of these interests may adversely affect the Fund were it to have to sell interests at an inopportune time.

Conflicts of Interest

The Adviser and its affiliates manage the assets of registered investment companies, private investment funds and individual accounts (excluding the Fund, collectively, “Adviser Clients”). The Fund has no interest in these activities. In addition, the Adviser, its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest.

The Adviser or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Adviser Client or for itself or its officers, directors, partners, members or employees, but not for the Fund. Situations also may arise in which the Adviser, its affiliates or Adviser Clients have made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund.

Investment research and due diligence are generally discussed among portfolio managers and other senior personnel of the Adviser and its affiliates. However, investment decisions for the Fund are made independently from those of Adviser Clients. If, however, the Fund desires to invest in, or withdraw from, the same Investment Fund as an Adviser Client, the opportunity will be allocated fairly and equitably in accordance with the Adviser’s allocation policies and procedures. Decisions in this regard are necessarily subjective and there is no requirement that the Fund participate, or participate to the same extent as the Adviser Clients, in all investments. In some cases, this process may adversely affect the amount the Fund will be able to invest in an Investment Fund. In other cases, the Fund may invest in a manner opposite to that of Adviser Clients—i.e., the Fund buying an investment when Adviser Clients are selling, and vice-versa. However, the Adviser will seek to resolve such conflicts in a fair and equitable manner and believes that such risks are mitigated by its allocation policies and procedures.

While the Adviser will seek to ensure that neither the Fund nor any Adviser Client will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments, situations may arise in which the investment activities of Adviser Clients, the Adviser, its affiliates and any of their respective officers, directors, partners, members or employees disadvantage the Fund. Such situations may be based on, among other things: (i) restrictions under the Investment Company Act and other laws regarding the combined size of positions that may be taken in an Investment Fund by the Fund and Adviser Clients, thereby limiting the size of the Fund’s position in such Investment Fund; (ii) the difficulty of withdrawing from an Investment Fund where the market cannot absorb the sale of the combined positions of the Fund and the Adviser Clients; and (iii) the determination that a particular investment is warranted only if hedged with an option or other instrument.

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The officers or employees of the Adviser will be engaged in substantial activities other than on behalf of the Fund and may have conflicts of interest in allocating their time and activity among the Fund and Adviser Clients. The Adviser and its officers and employees will devote so much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

The Distributor or its affiliates may provide brokerage, placement, investment banking and other financial or advisory services from time to time to one or more accounts or entities managed by the Investment Managers or their affiliates, including the Investment Funds, and receive compensation for providing these services. These relationships could preclude the Fund from engaging in certain transactions and could constrain the Fund’s investment flexibility. (All Investment Funds and other accounts managed by the Investment Managers or their affiliates are referred to collectively as the “Investment Manager Accounts.”) Investment Managers may receive research products and services in connection with the brokerage services that the Adviser and its affiliates may provide from time to time to one or more Investment Manager Accounts or to the Fund.

UBS or its affiliates may lend to issuers whose securities are owned by the Fund or by the Investment Funds, or to affiliates of those issuers, or may receive guarantees from the issuers of those securities. In making and administering such loans, UBS or its affiliates may take actions, including restructuring a loan, foreclosing on the loan, requiring additional collateral from an issuer, charging significant fees and interest to the issuer, placing the issuer in bankruptcy, or demanding payment on a loan guarantee, that may be contrary to the interests of the Fund. If that happens, the security issued by the borrower or the guarantor or the affiliate that is owned by the Fund or the Investment Funds may lose some or all of its value.

Tax Risks

The Fund intends to be treated, and believes that it qualifies for treatment, as a partnership for U.S. federal income tax purposes. Accordingly, the Fund generally should not be subject to U.S. federal income tax, and each investor will be required to report on its own annual tax return its distributive share of the Fund’s taxable income or loss for each year, whether or not the Fund makes any distributions in that year. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to two levels of taxation, since such income would be subject to U.S. federal corporate income tax. In addition, distributions of profits from the Fund would be treated as dividends subject to each investor’s applicable U.S. federal income tax rate.

Because, among other reasons, the Investment Funds and the Fund may use leverage, a tax-exempt investor may incur income tax liability to the extent the transactions are treated as giving rise to UBTI. A tax-exempt investor (including an IRA) may be required to make payments, including estimated payments, and file an income tax return for any taxable year in which it has UBTI. To file the return, it may be necessary for the tax-exempt investor to obtain an Employer Identification Number.

Distributions to Investors and Payment of Tax Liability

The Fund does not intend to make periodic distributions of its net income or gains, if any, to investors. Investors will nevertheless be required each year to pay applicable U.S. federal, state and local income taxes on their respective share of the Fund’s taxable income, and generally will have to pay these taxes from sources other than Fund distributions. The amount and times of distributions, if any, will be determined in the sole discretion of the Board.

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Cybersecurity Risk

The Fund and its service providers, as well as the Investment Funds and their service providers, are susceptible to operational and information security and related risks of cybersecurity incidents. In general, cyber-incidents can result from deliberate attacks or unintentional events. Cybersecurity attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber-attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users). Cybersecurity incidents affecting the Adviser, Distributor, BNY or other service providers have the ability to cause: (i) disruptions and impact business operations, potentially resulting in financial losses; (ii) interference with the Fund’s ability to calculate its net asset value; (iii) impediments to the Fund’s trading activities; (iv) the inability of investors to transact business with the Fund; (v) violations of applicable privacy, data security or other laws; (vi) regulatory fines and penalties; (vii) reputational damage; (viii) reimbursement or other compensation or remediation costs; (ix) legal fees; or (x) additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting underlying Investment Funds, counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. While information risk management systems and business continuity plans have been developed that are designed to reduce the risks associated with cybersecurity, there are inherent limitations in any cybersecurity risk management system or business continuity plan, including the possibility that certain risks have not been identified.

USE OF PROCEEDS

The Fund invests the net proceeds from the sale of Interests, net of cash retained for operational needs to pay Fund expenses and amounts to be payable to withdrawing investors, in accordance with the Fund’s investment objective and policies and principal strategies as soon as practicable, assuming normal market conditions and the availability of suitable investments. Pending the investment of the proceeds of the offering in Investment Funds pursuant to the Fund’s investment objective and principal strategies, the Fund may invest a portion of the proceeds of the offering that is not invested in Investment Funds, which may be a substantial portion of the proceeds, in short-term, high quality debt securities, or money market funds. The Fund may be prevented from achieving its objective during any time in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies. The Fund paid offering expenses of approximately $115,000 from the proceeds of the offering.

INVESTMENT PROGRAM

Investment Objective and Policies

The Fund’s investment objective is to seek capital appreciation over the long term. The Fund is commonly referred to as a “fund of funds,” and seeks to achieve its objective principally through the allocation of assets among a select group of Investment Managers and the Investment Funds that they operate. Additional information about the types of investments that are expected to be made by the Investment Managers and the Fund is provided below and in the Fund’s SAI. The Fund’s investment objective is a fundamental policy and may not be changed without the approval of investors. Except as otherwise indicated, the Fund’s investment policies, strategies and restrictions are not fundamental and may be changed without a vote of the investors. See “Additional Investment Policies—Fundamental Policies” in the Fund’s SAI.

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Currently, the Fund invests in a portfolio of Investment Funds that primarily employ long/short equity strategies, including those involving foreign issuers. The Fund also may invest in Investment Funds that employ other strategies, which may include relative value, merger arbitrage/event-driven, macro, distressed investing and emerging market strategies. See “—Investment Strategies” below.

Investment Funds are generally unregistered investment vehicles, such as hedge funds, that have investors other than the Fund, but they may also include registered investment companies. The Fund has been designed to afford the Adviser flexibility to deploy assets as it deems appropriate under prevailing economic and market conditions. Accordingly, at any given time, the Fund may not invest in all or certain of the enumerated investment strategies described in this Prospectus, and the Fund’s allocation to these strategies is not fixed and will not likely be equally-weighted. The Adviser may add different investment strategies at its discretion.

The Adviser seeks to identify, select and monitor Investment Funds and Investment Managers that the Adviser believes will produce attractive returns over time.

Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) over the types of securities and other financial instruments that may be owned, the types of trading strategies employed, the amount of leverage that can be used and the diversity or concentration of securities within their portfolios. Each Investment Manager may use various investment techniques for hedging and non-hedging purposes. Investment Managers may sell securities short in an effort to profit from anticipated declines in prices of securities and to seek to limit exposure to a possible market decline. Investment Managers also may purchase and sell options and futures contracts and engage in other derivative transactions and, from time to time, may maintain significant cash positions. The use of these techniques may be an integral part of their investment programs and involves certain risks to the Fund. Each Investment Manager may use leverage and may invest in illiquid and restricted securities, which also entail risk. See “Risk Factors.”

In some instances, although not expected to be a frequent occurrence or to constitute a significant portion of the Fund’s portfolio, an Investment Manager may pursue its investment strategy by structuring an Investment Fund with a highly concentrated portfolio, perhaps consisting of just a single security.

In general, the Fund limits to less than 25% of its assets its investment in any one Investment Fund. The Fund either will hold non-voting securities of an Investment Fund or will limit its investment in any Investment Fund to less than 5% of the Investment Fund’s voting securities. The Fund may invest substantially all of its assets in non-voting securities of Investment Funds. The Fund would purchase non-voting securities to avoid being an “affiliate” of an Investment Fund within the meaning of the Investment Company Act. Nonetheless, the Fund may be considered, under certain circumstances, to be an affiliate of the Investment Fund. As such, the Fund might be subject to limitations imposed by the Investment Company Act on purchasing more interests in, or redeeming its interests from, the Investment Fund.

No assurance can be given that the Fund will achieve its investment objective.

Investment Strategies

At any given time, the Fund may not invest in all or certain of the investment strategies enumerated herein, and may invest in other strategies not listed. The Investment Managers’ investment strategies can be broadly grouped into the following categories:

Long/Short Equity Strategies. This strategy involves investing long and/or short in securities on an opportunistic basis. This strategy may be net long or net short, and seeks to exploit opportunities in

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rising or declining markets while reducing market exposure and risk. Long-biased investing generally involves buying a security expecting its price to increase. Short investing generally involves selling a security that the Investment Fund does not own (and has to borrow) expecting to profit from a decline in its price at a later date. Investment Managers employing long/short equity strategies generally do not seek to be market neutral (i.e., they will generally be net long or net short). Although the strategy is more common in U.S. markets, a growing number of Investment Managers invest globally. Certain Investment Managers may specialize in a particular industry, sector or region. Investment Managers may invest in equity securities without limitation as to market capitalization. Investment Managers also may use leverage and may invest in derivatives and illiquid securities. There can be no assurance that an Investment Manager will at all times engage in short sales.

Additional Strategies. In addition, at any given time, the Fund may, in the Adviser’s sole discretion, invest in Investment Funds that employ other investment strategies, including:

Relative value strategies involve the simultaneous purchase and sale of similar securities to exploit pricing differentials. Investment Managers employing relative value strategies generally seek to be market neutral to minimize the impact of general market movements, although the risk of loss may be significant if an Investment Manager has incorrectly evaluated the nature or extent of the expected spread relationships or if unexpected, intervening events affect these relationships. Relative value strategies include convertible bond arbitrage, statistical arbitrage, pairs trading, fixed-income arbitrage and closed-end fund arbitrage. The types of instruments traded vary considerably, depending on the manager’s arbitrage strategy. Since the strategy attempts to capture relatively small mispricings between two related securities, moderate to substantial leverage often is an essential part of the strategy.

Merger Arbitrage/Event-Driven strategies involve investments in securities of firms involved in mergers, acquisitions or other special situations, such as restructurings, liquidations or spin-offs, which alter a company’s financial structure or operating strategy. Such strategies generally seek to profit from events such as a change in an issuer’s corporate or capital structure, a debt repayment obligation or a management transition. Additionally, Investment Managers may take an “activist” approach to such strategies, seeking to create a catalyst for stock price movement. Activist-based merger arbitrage/event-driven strategies are broadly defined as either operational or financial, depending on the intention and expertise of the Investment Manager. An Investment Manager’s implementation of this strategy varies from friendly, behind the scenes approaches to hostile, public battles with management teams and corporate boards. Risk management and hedging techniques frequently are employed in connection with merger arbitrage/event-driven strategies to protect the portfolio from deals that fail to materialize. In addition, accurately forecasting the timing of a transaction is an important factor influencing the realized return.

Macro strategies involve investing in Investment Funds that have the broadest mandate and trade in all asset classes around the world, including, but not limited to, fixed-income, equity, foreign exchange, commodities and emerging markets. Investment Managers generally will focus on underlying macro-economic fundamentals (e.g., monetary policy shifts, fiscal policy shifts, political shifts, gross domestic product growth, deficit trends, inflation, trade imbalances, interest rate trends, commodity price trends, global investor sentiment and inter-country government relations) in developing their investment theses, although technical data or money flows also may be considered. Investment Managers will establish opportunistic long or short market positions in an attempt to profit from anticipated market moves. Investments using these strategies may be either long or short, and may employ significant leverage. Examples include discretionary strategies, systematic strategies and commodity trading strategies.

Distressed Investing strategies involve investing in the securities of companies that are in the midst of financial restructuring or balance sheet re-capitalization, or are trading at stressed or distressed prices in anticipation of such an event. The Investment Managers typically purchase, at discounts, equities, debt,

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loans, commercial paper, trade claims or other types of debt securities of companies facing these financial difficulties. Profits are expected from the market’s lack of understanding of the intrinsic value of the discounted securities and because many institutional investors cannot own below-investment grade securities.

Emerging Market strategies involve investments in securities and instruments from less developed financial markets of the world that are, nevertheless, believed to be rapidly growing. Investments typically are made by combining a top-down economic and political outlook with extensive bottom-up, company specific fundamental analysis. Investment Managers frequently maintain a net-long basis due to the high cost of hedging. As a result, investment performance may be relatively volatile.

Selection of Investment Managers

The Adviser is not bound by any fixed criteria in allocating assets to Investment Funds. Accordingly, the Adviser may consider investment in Investment Funds that pursue a wide range of investment or other market strategies, including strategies not described herein, to the extent that the Adviser deems appropriate.

The Adviser selects Investment Managers based on a number of factors including, but not limited to, portfolio management experience, strategy style and historical performance. The Adviser follows certain general guidelines, described below, when reviewing and selecting Investment Managers. While the Adviser attempts to apply such guidelines consistently, the guidelines involve the application of subjective and qualitative criteria and, therefore, the selection of the Investment Managers is a fundamentally subjective process. The use of the selection guidelines may be modified at the discretion of the Adviser.

The Adviser currently uses the following selection guidelines:

Filtering Investment Manager Candidates. The Adviser uses a variety of information sources to identify prospective investments, including but not limited to, databases, prime brokers, proprietary UBS resources and other industry contacts. These sources should help narrow down the investable universe to less than 500 Investment Funds. The goal of the filtering process is to identify a group of high quality Investment Managers for further review by the Adviser.

Interviews and Selection of Investment Managers. The Adviser generally conducts a number of onsite and offsite interviews and substantial other due diligence of an Investment Manager prior to making an investment. The goal of the due diligence process is to evaluate: (i) the background of the Investment Manager’s firm and its managers; (ii) the infrastructure of the Investment Manager’s research, trading and operations; (iii) the Investment Manager’s strategy and method of execution; (iv) the Investment Manager’s risk control and portfolio management; and (v) the differentiating factors that give the Investment Manager’s Investment Fund an investment edge.

By combining historical quantitative analysis with a sound knowledge of these key qualitative attributes, the Adviser attempts to forecast the Investment Managers’ potential for generating sustainable, positive, risk-adjusted returns under a wide variety of market conditions. This investment analysis approach is an important step in building a portfolio that meets the risk/return objectives set forth by the Adviser. The Adviser believes it is uniquely qualified to perform this analysis given the depth and breadth of its staff’s experience in proprietary trading, risk monitoring and asset management.

Monitoring Investment Managers and Reallocation.  The Adviser is responsible for the day-to-day management of the Fund’s allocations and investments, and undertakes transactions on behalf of the Fund

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within the parameters set forth herein. Once an asset manager is selected as an Investment Manager, the Adviser will continue to review the investment process and performance of the Investment Manager. The Adviser monitors Investment Managers through a combination of weekly and/or monthly net asset value updates, portfolio reports and periodic phone calls and visits. When appropriate, the Adviser will utilize its proprietary software to analyze the risk of the Fund’s underlying investments. The Adviser also relies on its experience to make qualitative assessments about the current risk conditions that each Investment Manager and the Fund overall may face.

The performance of each Investment Manager managing assets for the Fund typically is compared with the performance of other managers that utilize the same strategy (and that may or may not be currently managing assets for the Fund) and against an overall benchmark index of a strategy similar to the one utilized by the Investment Manager. The reasons for reducing or withdrawing entirely the capital allocated to an Investment Fund may include, without limitation: (i) the identification by the Adviser of a preferable alternative for investing the capital; (ii) a change in the Investment Manager’s strategy or personnel; (iii) a significant change in the amount of assets under the Investment Manager’s management; (iv) a decline in performance relative to the performance of other asset managers using the same investment strategy; (v) the development of a conflict of interest or legal issue restricting the scope of a relationship with the Fund or the Adviser; (vi) a decline in the potential for gains on investment in the Investment Manager’s market niche; (vii) a failure of the Investment Manager to meet expectations of or adhere to restrictions on activities established by the Adviser; (viii) the relative gains or losses in the accounts of different Investment Managers that cause the Fund’s allocations among the Investment Funds to become disproportionate or unbalanced with respect to the Adviser’s asset allocation models or strategies; (ix) the Fund’s need for liquidity; or (x) any other reason or determination reached by the Adviser in its sole discretion.

Because the Adviser expects to regularly review new investment opportunities, capital withdrawn from the management of one Investment Manager generally is expected to be reallocated to another Investment Manager within a short period of time.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s or the Investment Funds’ investment objectives will be achieved or that their investment strategies will be successful. In particular, an Investment Manager’s use of leverage, short sales and derivative transactions, its sector or geographic focus, its limited diversification and the limited liquidity of some of its portfolio securities, in certain circumstances, can result in or contribute to significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment.

MANAGEMENT OF THE FUND

General

The Fund’s Board provides broad oversight over the affairs of the Fund.

The Adviser is an indirect, wholly-owned subsidiary of UBS. The offices of the Adviser are located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Adviser is registered as an investment adviser under the Advisers Act. The Adviser provides investment advisory services to registered funds, private investment funds, including funds-of-funds, individual managed accounts and other accounts. The Adviser had total assets under management of $43.3 billion as of March 1, 2022.

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The Adviser

The Adviser provides investment advisory services to the Fund pursuant to the Investment Management Agreement. Under the Investment Management Agreement, the Fund pays the Adviser a monthly fee at the annual rate of 0.95% of the Fund’s net assets for the month, excluding assets, if any, attributable to the Adviser’s capital account.

The Adviser also provides administrative services to the Fund, including: providing office space, handling of investor inquiries regarding the Fund, providing investors with information concerning their investment in the Fund, coordinating and organizing meetings of the Fund’s Board and providing other support services. The Fund pays a monthly fee to the Adviser for administrative services at an annual rate of 0.30% of the Fund’s net assets for the month, excluding assets attributable to the Adviser’s capital account.

Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests. The Fund Asset-Based Fees are computed as of the start of business on the first business day of the period to which each Fund Asset-Based Fee relates, after adjustment for any capital contributions effective on such date, and will be payable in arrears.

The overall amounts payable by the Fund and its investors will be higher than those paid by most other registered investment companies.

A discussion of the basis for the Board’s most recent approval of the Investment Management Agreement is available in the Fund’s most recent annual report to investors.

Portfolio Management

The Fund is managed by Bruce Amlicke (the “Portfolio Manager”), who is primarily responsible for the selection of the Fund’s investments, the allocation of the Fund’s assets among the Investment Managers and the general day-to-day management of the Fund. Mr. Amlicke has served as a Portfolio Manager of the Fund since 2013. He is the Chief Investment Officer of the Adviser. Mr. Amlicke also is Chairman of the Adviser’s Investment Committee. Before re-joining UBS in 2010, Mr. Amlicke was Chief Investment Officer of Blackstone Alternative Asset Management and Senior Managing Director of The Blackstone Group. From 2003 to 2004, he was Chief Investment Officer of the O’Connor Multi-Manager Program, the predecessor of the Adviser. Mr. Amlicke joined the O’Connor Multi-Manager team in 1998. He began his career at O’Connor & Associates in 1986 with the foreign currency options group, trading and managing global derivative portfolios. From 1995 to 1998, Mr. Amlicke pursued entrepreneurial interests and was actively involved in early-stage private equity investing in San Diego, California. Mr. Amlicke received his bachelor’s degree from the University of Michigan.

The SAI provides additional information about the Portfolio Manager’s compensation, other accounts managed by the Portfolio Manager and the Portfolio Manager’s investments in the Fund, if any.

Other Expenses of the Fund

The Fund bears all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser and other service providers pursuant to their agreements with the Fund. Expenses to be borne by the Fund include:

●	all costs and expenses related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short,

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dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, and taxes withheld on foreign dividends and other foreign source income, and the Fund’s proportional share of expenses as an investor in Investment Funds;

●	all costs and expenses associated with the operation and registration of the Fund, offering costs and expenses and the costs of compliance with any applicable federal or state laws;

●	the costs and expenses of holding any meetings of the Board and any meetings of investors that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, the Investment Company Act or other applicable law;

●	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

●	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser or the Directors;

●	all costs and expenses associated with the selection of Investment Managers and Investment Funds, including due diligence and travel-related expenses;

●	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to investors;

●	all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties;

●	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

●	the fees of custodians and other persons providing administrative services to the Fund;

●	all taxes (and related charges) to which the Fund may be subject, directly or indirectly, in the U.S., any state thereof, or any other U.S. or non-U.S. jurisdictions; and

●	such other types of expenses as may be approved from time to time by the Board.

The Fund will reimburse the Adviser for any of the above expenses that they pay on behalf of the Fund. If the Adviser incurs costs or expenses on behalf of the Fund and Adviser Clients, such shared costs and expenses will be paid by the Fund and such Adviser Clients on whose behalf such costs and expenses were incurred. It is the current policy of the Adviser to seek to allocate such shared costs and expenses among the Fund and such Adviser Clients on a pro rata basis. Depending on the type of shared cost or expense the amount allocated to each of the Fund or such Adviser Client may be based on their relative assets under management or such other basis as the Adviser deems in its reasonable determination to be fair and equitable. See “Risk Factors—Conflicts of Interest.”

The Investment Funds bear all expenses incurred in the business of the Investment Funds, which generally are similar to those expenses incurred by the Fund in the business of the Fund. The Fund, as an investor in the Investment Funds, bears its pro rata share of the expenses of the Investment Funds. The

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Investment Managers generally charge an asset-based fee to and receive incentive allocations from the Investment Funds, which effectively reduce total distributions from the Investment Funds to the Fund.

Fund Administrator, Custodian and Transfer Agent

BNY, as Fund administrator, performs certain administration, accounting and investor services for the Fund and other funds sponsored or advised by UBS or its affiliates, including the Adviser. In consideration for these services, the Fund pays BNY a portion of an annual fee based on the aggregate net assets of the Fund and the other funds, subject to a minimum annual fee. In addition, the Fund will reimburse BNY for its reasonable out-of-pocket expenses. BNY’s principal business address is 301 Bellevue Parkway, Wilmington, Delaware 19809.

The Bank of New York Mellon acts as custodian of the Fund’s assets and transfer agent with respect to the Interests. Its principal business address is 225 Liberty Street, New York, New York 10286.

INVESTOR QUALIFICATIONS

Interests in the Fund are sold only to investors who are “qualified clients,” as that term is defined in Rule 205-3 under the Advisers Act (“Qualified Investors”). A “qualified client” means: (i) a natural person or company (other than an investment company) that has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2.2 million (excluding the value of the prospective investor’s primary residence); (ii) a natural person or company (other than an investment company) that has at least $1.1 million under the management of the Adviser or its affiliates; (iii) a natural person or company (other than an investment company) that meets the standard of a “qualified purchaser” in the Investment Company Act and the rules thereunder; and (iv) certain knowledgeable employees who participate in the Adviser’s investment activities. All of these persons are referred to in this Prospectus as “Qualified Investors.” You must complete and sign an Investor Certificate before you may invest. If your Investor Certificate is not received and accepted by the Distributor by the applicable Closing Date, your order will not be accepted. Other similar arrangements may be permitted by the Distributor instead of the Investor Certificate. The form of Investor Certificate is included as Appendix B to this Prospectus. The Fund is not obligated to sell to brokers or dealers any Interests that have not been placed with Qualified Investors. The Fund, in its discretion, may suspend applications for Interests at any time.

By acquiring Interests in the Fund, an investor acknowledges and agrees that: (i) any information provided by the Fund, the Adviser or any of their respective affiliates thereof (including information set forth in this Prospectus and in the SAI) is not a recommendation to invest in the Fund, and that none of the Fund, the Adviser or any affiliates thereof is undertaking to provide any investment advice to the investor (impartial or otherwise), or to give advice to the investor in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Adviser is for the provision of investment advice to the investor; and (ii) the Adviser has a financial interest in the investor’s investment in the Fund on account of the fees it expects to receive from the Fund as disclosed herein.

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REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS

No Right of Redemption or Transfer

No investor or other person holding an Interest in the Fund or a portion of an Interest has the right to require the Fund to redeem the Interest or portion thereof. No public market exists for Interests, and none is expected to develop. With very limited exceptions, Interests are not transferable and liquidity is provided only through limited repurchase offers, which will be made in the Board’s sole discretion. Consequently, investors will not be able to liquidate their investment other than as a result of repurchases of Interests by the Fund, as described below.

Repurchases of Interests

The Fund from time to time may offer to repurchase Interests pursuant to written tenders by investors. While an investor may request that the Fund tender for its Interest in the Fund at any time, repurchases will be made only at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion. In determining whether the Fund should repurchase Interests or portions thereof from investors pursuant to written tenders, the Fund’s Board will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Fund’s Board that the Fund offer to repurchase Interests from its investors on a quarterly basis, during tender periods of not less than 20 business days. The Directors also will consider the following factors, among others, in making such determination:

●	whether any investors have requested to tender Interests or portions thereof to the Fund;

●	the liquidity of the Fund’s assets;

●	the investment plans and working capital requirements of the Fund;

●	the relative economies of scale with respect to the size of the Fund;

●	the history of the Fund in repurchasing Interests or portions thereof;

●	the condition of the securities markets; and

●	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board will determine that the Fund repurchase Interests or portions thereof from investors pursuant to written tenders only on terms they determine to be fair to the Fund and to all investors or persons holding Interests acquired from investors, as applicable. When the Board determines that the Fund will repurchase Interests in the Fund or portions thereof, notice will be provided to each investor describing the terms thereof, and containing information investors should consider in deciding whether and how to participate in such repurchase opportunity. Investors who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain an estimated net asset value of their Interests in the Fund from their respective financial advisors.

If a repurchase offer is oversubscribed by investors who tender Interests, the Fund may: (i) increase the amount of Interests to be repurchased by up to 2% of the Fund’s outstanding Interests; (ii) extend the repurchase offer, if necessary, and increase the amount of Interests that the Fund is offering to repurchase; (iii) repurchase a pro rata portion of the Interests tendered; or (iv) take any other action permitted by applicable law.

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The LLC Agreement provides that the Fund will be dissolved if the Interest of any investor that has submitted a written request to tender its entire Interest for repurchase by the Fund has not been repurchased within a period of two years of such request. See “Summary of Limited Liability Company Agreement—Term, Dissolution and Liquidation” in the Fund’s SAI.

The Fund may, at any time, repurchase involuntarily at net asset value an Interest or a portion of an Interest of an investor, or any person acquiring an Interest or portion thereof from or through an investor, in accordance with the LLC Agreement and Section 23 of the Investment Company Act, and any applicable rules thereunder. The repurchase price payable in respect of Interests repurchased involuntarily will be determined in the same manner as Interests repurchased pursuant to written tenders, as set forth below, except that the relevant “calculation date” (as defined below) will be the effective date of the applicable repurchase.

Determination of Repurchase Price

The repurchase price payable in respect of repurchased Interests will be equal to the value of the investor’s capital account or applicable portion thereof based on the estimated net asset value of the Fund’s assets as of quarter-end (such date, or any later valuation date if a tender offer is extended, being referred to as the “calculation date”), after giving effect to all allocations to be made to the investor’s capital account as of such date. Tendering investors have no right to receive any other price, and will not be paid any additional amounts, as a result of any adjustments to the Fund’s net asset value made in the course of the Fund’s or any Investment Fund’s year-end audit. Similarly, the Fund and, therefore, remaining investors will not be entitled to recover any overpayments that a year-end audit indicates may have been paid to tendering investors. Additionally, the Fund’s net asset value may change materially from the date a tender offer is mailed, to the close of the tender period, and to the calculation date, and it also may change materially shortly after a tender is completed. The method by which the Fund calculates its net asset value is discussed under the caption “Calculation of Net Asset Value” and additional risks are discussed under “Risk Factors—Investors Have Only Limited Liquidity.”

Under these procedures, an investor will have to decide whether to tender Interests or portions thereof for repurchase without the benefit of having (i) current information regarding the net asset value of the Fund and the value of the investor’s capital account as of a date proximate to the calculation date and (ii) the completion of the Fund’s year-end audit and, as discussed above, any adjustments made in the course thereof.

Payment

Repurchases of Interests or portions thereof from investors by the Fund will be made in the form of non-interest bearing, non-transferable promissory notes, and will be effective after receipt and acceptance by the Fund of all eligible written tenders of Interests or portions thereof from investors. Each tendering investor will receive a promissory note with an aggregate value equal to 100% of the estimated, unaudited net asset value of the tendered portion of the investor’s Interest determined as of the calculation date, regardless as to whether an investor tenders a portion of its Interest or its entire Interest in the Fund. The delivery of promissory notes in payment of the repurchase price for Interests tendered and accepted for purchase will generally be made promptly (within five business days) after the last day of the tender period. Payment of the notes will be made as promptly as practicable after the calculation date. The notes will not be subject to any audit adjustments.

The Fund retains the option to pay all or a portion of the repurchase price for tendered Interests by distributing securities, including direct or indirect interests in Investment Funds, as well as other illiquid securities, to investors on a pro rata basis. The receipt by an investor of an in-kind distribution of a security

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carries the risk that the investor may not be able to dispose of the security for an indeterminate period of time and only with the consent of a third party, as well as the risk that the distributed security may be very difficult to value. The Fund also retains the option to hold back up to 10% of the value of any tender made by an investor and to pay the balance with a separate promissory note providing for a contingent payment after completion of the Fund’s next annual audit. The Fund may exercise either option in the extraordinary event that the Board of Directors determines that it is necessary to avoid or mitigate any adverse effect of the repurchase offer on the remaining investors.

The Fund will not impose any charges on a repurchase of Interests or portion of Interests in the Fund, although it may allocate to tendering investors withdrawal or similar charges imposed by an Investment Fund if the Adviser determined to withdraw from the Investment Fund as a result of a tender and such a charge was imposed on the Fund.

An investor who tenders its entire Interest to the Fund for repurchase generally will have a taxable event. Gain, if any, will be recognized by a tendering investor only as and after the total proceeds received by such investor exceed the investor’s adjusted tax basis in its Interest. A loss, if any, may be recognized only after the tendering investor has received full payment under the promissory note (and may not be recognized upon the tender or payment of the promissory note if any assets other than cash and the note are received by the investor upon the tender of its Interests).

Consequences of Repurchase Offers

The Fund believes that repurchase offers generally will be beneficial to the Fund’s investors, and typically will be funded from available cash or sales of portfolio securities. However, payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Interests. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect investors who do not tender their Interests in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund obtains repurchase proceeds by selling Fund investments, the Fund will thereafter hold a larger proportion of its total assets in less liquid securities. Accordingly, non-tendering investors will own a proportionally greater amount of illiquid investments that may adversely affect their ability to tender their Interests for repurchase in subsequent tender offers, as well as the Fund’s ability to conduct future tender offers at all. Also, the sale of securities to fund repurchases could reduce the value of those securities, which in turn would reduce the Fund’s net asset value. In addition, the repurchase of Interests by the Fund may be a taxable event to investors.

Repurchase of the Fund’s Interests will tend to reduce the amount of outstanding Interests and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets will tend to increase the Fund’s expense ratio.

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CALCULATION OF NET ASSET VALUE

Net Asset Valuation

The net asset value of the Fund is equal to its assets less its liabilities as of any date of determination. The net asset value of the Fund generally is calculated by BNY, in consultation with the Adviser, as of the end of each calendar month in accordance with the LLC Agreement, and the valuation policies and procedures adopted by the Board.

The Board has approved procedures pursuant to which the Fund values its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined at such date for each Investment Fund in accordance with the Investment Fund’s valuation policies and reported at the time of the Fund’s valuation. As a general matter, the Fund bases its net asset value on valuations of its interests in the Investment Funds provided by the Investment Managers and their agents, including their administrators. The Adviser, BNY and the Adviser’s valuation committee may not have the ability to assess the accuracy of these valuations. Furthermore, valuations are provided to the Fund based on the interim unaudited financial records of Investment Funds, and, therefore, are estimates subject to adjustment (upward or downward) upon the auditing of such financial records.

Before investing in any Investment Fund, the Adviser conducts a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter utilizes market values when available, and otherwise utilizes principles of fair value that the Adviser reasonably believes to be consistent with (but not necessarily the same as) those used by the Fund for valuing its own investments. After investing in an Investment Fund, the Adviser monitors the valuation methodology used by the Investment Fund. Although the procedures approved by the Board provide that BNY will review the valuations provided by the Investment Managers, none of the Adviser, BNY or the Adviser’s valuation committee will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited, except for year-end valuations).

Subject to the foregoing, for each period that the net asset value of the Fund is calculated, BNY will review any material discrepancies with the Adviser. BNY and the Adviser’s valuation committee will consider all relevant information and the reliability of pricing information provided by the Investment Managers. They may conclude, however, in certain circumstances that the information provided by an Investment Manager does not represent the fair value of the Fund’s interests in the Investment Fund. In those circumstances, the Fund might value its interests in the Investment Fund at a discount or a premium to the value it receives from the Investment Fund. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the Investment Managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Investment Funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets, which, in turn, would affect

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amounts paid on repurchases of Interests and the amount of fees paid, if the Board’s judgments regarding appropriate valuations should be proven incorrect.

CAPITAL ACCOUNTS

General

The Fund maintains a separate capital account for each investor, the opening balance of which is equal to such investor’s initial contribution to the capital of the Fund. Each investor’s capital account is increased by the sum of the amount of cash and the value of any securities constituting additional contributions by such investor to the capital of the Fund, plus any amounts credited to such investor’s capital account as described below. Similarly, each investor’s capital account is reduced by the sum of the amount of any repurchase by the Fund of the Interest or portion of the Interest of such investor, plus the amount of distributions, if any, to such investor that are not reinvested, plus any amounts debited against such investor’s capital account (as described below). To the extent that any debit would reduce the balance of the capital account of any investor below zero, that portion of any such debit will instead be allocated to the capital account of the Adviser; any subsequent credits that would otherwise be allocable to the capital account of any such investor will instead be allocated to the capital account of the Adviser in such amounts as are necessary to offset all previous debits attributable to such investor.

Capital accounts of investors are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of (i) the last day of the fiscal year of the Fund, (ii) the day preceding the date as of which a contribution to the capital of the Fund is made, (iii) the day as of which the Fund repurchases any Interest or portion of an Interest of any investor, (iv) the day as of which the Fund admits a substituted investor to whom an Interest or portion of an Interest of an investor has been transferred (unless there is no change in beneficial ownership) or (v) the day as of which any amount is credited to or debited from the capital account of any investor other than an amount to be credited to or debited from the capital accounts of all investors in accordance with their respective Fund percentages. A Fund percentage will be determined for each investor as of the start of each fiscal period by dividing the balance of such investor’s capital account as of the commencement of such period by the sum of the balances of all capital accounts of all investors as of such date.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Fund for each fiscal period are allocated among and credited to or debited against the capital accounts of all investors as of the last day of each fiscal period in accordance with investors’ respective Fund percentages for such fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Interests or portions of Interests, and adjusted to exclude the amount of any insurance proceeds to be allocated among the capital accounts of the investors and any items to be allocated among the capital accounts of the investors other than in accordance with the investors’ respective Fund percentages, such as withholding taxes or certain tax obligations.

Allocations for U.S. federal income tax purposes generally are made among the investors so as to reflect equitably amounts credited or debited to each investor’s capital account for the current and prior fiscal years. The Board has the discretion to make special allocations of ordinary income and/or capital gains (including short-term capital gains) as well as deductions and losses (including long-term and short-term capital losses) for U.S. federal income tax purposes to a withdrawing investor up to an amount by which the total of such investor’s capital account as of the effective date of withdrawal exceeds or is less

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than its “adjusted tax basis,” for U.S. federal income tax purposes, in its Interest as of such time. These special allocations, if made, would not be binding on the Internal Revenue Service (the “Service”), and if the Service successfully challenges such a special allocation, the Fund’s tax items allocable to all investors could be affected.

Allocation of Special Items—Certain Withholding Taxes and Other Expenditures

The Fund bears certain ongoing offering costs associated with any periodic offers of Fund Interests that are charged to the capital accounts of investors in the period incurred. Offering costs cannot be deducted by the Fund or the investors for tax purposes.

Withholding taxes or other tax obligations incurred by the Fund that are attributable to any investor are debited against the capital account of such investor as of the close of the fiscal period during which the Fund paid such obligation, and any amounts then or thereafter distributable to such investor will be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, the investor and any successor to the investor’s Interest is required to pay to the Fund, upon demand of the Fund, the amount of such excess.

Reserves

Appropriate reserves may be created, accrued and charged against net assets for contingent liabilities as of the date any such contingent liabilities become known to the Adviser or the Board. Reserves will be in such amounts, subject to increase or reduction, that the Board may deem necessary or appropriate. The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are investors at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such investors, the amount of such reserve, increase, or decrease shall instead be charged or credited to those investors who, as determined by the Board, were investors at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Voting

Each investor has the right to cast a number of votes based on the value of such investor’s capital account relative to the value of all capital accounts of investors at any meeting of investors called by the Board or investors holding at least a majority of the total number of votes eligible to be cast by all investors. Except for the exercise of their voting privileges, investors are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

TAXES

The Fund has not sought a ruling from the Service or any other foreign or U.S. federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than as described herein.

The discussion below is based upon the Code, legislative history, existing and proposed Treasury regulations (the “Regulations”), published rulings and court decisions all as currently in effect and all of which are subject to change or different interpretations (possibly with retroactive effect), which could affect the continuing accuracy of this discussion.

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You are hereby informed that (i) any tax advice contained in this Prospectus or the SAI (including any opinion of counsel referred to in this Prospectus or the SAI) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Code, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Prospectus and in the SAI (and in any such opinion of counsel), and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax adviser.

Prior to the commencement of operations of the Fund, the Fund received an opinion of Stroock & Stroock & Lavan LLP, counsel to the Fund at that time (“Prior Counsel”), that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

“Publicly traded partnerships” are generally treated as corporations for U.S. federal income tax purposes. A publicly traded partnership is any partnership of which interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. Interests in the Fund are not traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market, or the substantial equivalent thereof. The Fund is not expected to be eligible for any of those safe harbors.

The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors discussed above is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market, or the substantial equivalent thereof. Rather, in this event, the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations. Prior Counsel to the Fund rendered its opinion that, under this “facts and circumstances” test, and based upon the operations of the Fund, as well as the legislative history to the relevant sections of the Code and the text of the Regulations, Interests in the Fund are not readily tradable on a secondary market, or the substantial equivalent thereof, and, therefore, the Fund is not treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the taxable income of the Fund may be subject to corporate income tax at regular corporate rates when recognized by the Fund; distributions of such income, other than in certain repurchases of Fund Interests, would be treated as dividend income when received by the investors to the extent of the Fund’s current or accumulated earnings and profits; and investors would not be entitled to report profits or losses realized by the Fund. Accordingly, treatment as a corporation or a publicly traded partnership could materially reduce an investor’s after-tax return.

As an entity treated as a partnership for U.S. federal income tax purposes, the Fund generally is not itself subject to U.S. federal income tax. Instead, each investor will be treated as a partner of the Fund and, as such, will be required to take into account its distributive share of each item of the Fund’s income, gain, loss, deduction and credits for each taxable year of the Fund ending with or within the investor’s taxable year in order to compute its U.S. federal income tax liability. Each item will have the same character to an investor, and generally will have the same source (either United States or foreign), as though the investor realized the item directly. Investors must report these items regardless of the extent to which, or whether, the Fund or investors receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Fund. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

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Notwithstanding the foregoing, for taxable years beginning after December 31, 2017, the Fund could, in certain circumstances, be liable itself for taxes and other liabilities resulting from audit adjustments in respect of its tax returns absent an election by the Fund to the contrary. See “Tax Aspects—Tax Treatment of Fund Operations—Tax Elections; Returns; Tax Audits” in the Fund’s SAI.

For a more detailed discussion of certain aspects of the income taxation of the Fund and its investments under federal and state law, see “Tax Aspects” in the Fund’s SAI.

PLAN OF DISTRIBUTION

General

Currently, UBS Financial Services Inc. acts as the distributor of the Fund’s Interests on a best efforts basis, subject to various conditions. The Fund also may distribute Interests through brokers or dealers with which it has entered into distribution agreements. The Fund is not obligated to sell to a broker or dealer any Interests that have not been placed with Qualified Investors. The Distributor intends to compensate its, or its affiliates’, financial advisors, and the Adviser or the Distributor may also compensate third-party securities dealers and other industry professionals, in connection with the sale and distribution of Interests and for their ongoing servicing of clients with whom they have distributed Interests. Servicing includes: handling investor inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, capital account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between investors and the Fund; assisting in the establishment and maintenance of investor accounts with the Fund; assisting in the maintenance of Fund records containing investor information; and providing such other information and investor liaison services as the Adviser or the Distributor may reasonably require. Compensation to such financial advisors and other professionals is based upon a formula that takes into account the amount of client assets being serviced.

Neither the Distributor nor any other broker or dealer is obligated to buy Interests from the Fund.

Once a prospective investor’s order is received, a confirmation will be sent to the investor. The investor’s brokerage account will be debited approximately four business days prior to closing for the purchase amount, which will be deposited into a non-interest-bearing escrow account set up at The Bank of New York Mellon, in accordance with Rule 15c2-4 under the Exchange Act. An investor will not become an investor in the Fund, and has no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date.

Generally, the Distributor and certain of its affiliates are compensated for providing services to affiliated or proprietary alternative investment vehicles such as the Fund. This compensation can include all or a portion of the waivable sales load of up to 2% of the investor’s capital contribution, distribution or referral fees, investment advisory and/or management fees and certain other fees, including performance fees. As a result of the various payments to the Distributor and its affiliated companies, the amount of compensation that the Distributor’s entities receive with respect to the sale of affiliated or proprietary vehicles is greater than the amount payable to the organization as a whole from the sale of unaffiliated investments. For funds managed by third party advisers, the Distributor receives fees for distribution, investor services or solicitation services, or a combination thereof, depending on the arrangement the Distributor has with the third party. The payout that your financial advisor receives may differ from one fund to another, even if the two funds are charged the same management fee and/or incentive-based fee (i.e., even if, overall, you would pay the same amount in fees). The differences in compensation may create an incentive for financial advisors to recommend funds for which they receive higher compensation. We

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encourage you to discuss this with your financial advisor to learn more about the compensation he or she receives.

The Fund has agreed to indemnify the Distributor, its affiliates, the Adviser and certain other persons against certain liabilities, including liabilities under the Securities Act. However, the Fund will not be required to provide indemnification where it is determined that the liability resulted from the willful misconduct, bad faith or gross negligence of the person seeking indemnification, or from the reckless disregard of such person’s duties.

Purchase Terms

Sales of Interests are made only to Qualified Investors who have completed and returned an Investor Certificate, and whose Investor Certificate has been accepted, before a Closing Date. Generally, the stated minimum initial investment is Interests with an initial value of at least $50,000, which minimum may be reduced in the Adviser’s sole discretion, but not below $25,000. If you want to purchase less than $50,000 in Interests, you should speak with your financial advisor. In granting any reduction, consideration is given to various factors, including the investor’s overall relationship with the Distributor, the investor’s holdings in other funds affiliated with the Distributor, and such other matters as the Distributor may consider relevant at the time. Financial advisors may receive a reduced sales credit for selling Interests substantially below this stated minimum initial investment. The Fund may vary the investment minimums from time to time. Investors purchasing Interests in the Fund may be charged a sales load of up to 2% of the investor’s capital contribution. The amount of any sales load will be determined in the sole discretion of the applicable financial advisor, and is expected to be waived for purchasers of Interests in conjunction with certain fixed or “wrap” fee programs, or employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisers engaged on behalf of the Fund, and members of their immediate families.

The LLC Agreement is annexed as Appendix A to this Prospectus and each new investor will be bound by all of its terms by executing the Investor Certificate form included as Appendix B to this Prospectus.

Additional Sales

From time to time, the Fund may sell additional Interests to Qualified Investors. Existing investors seeking to purchase additional Interests in the Fund will be required to qualify as Qualified Investors at the time of the additional purchase.

In deciding whether to make these sales, the Fund will take into account all factors it considers relevant, including market conditions and the cash available to it for investment. The minimum additional investment in the Fund is $50,000, which minimum may be reduced in the Adviser’s sole discretion, but not below $25,000.

GENERAL INFORMATION

Liability of Investors

Fund investors will be members of a limited liability company as provided under Delaware law. Under Delaware law and the LLC Agreement, an investor will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being an investor, except that the investor may be obligated to make capital contributions to the Fund pursuant to the LLC Agreement, and to repay any funds wrongfully distributed to the investor. However, the Adviser may require an investor to contribute to the Fund, whether

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before or after the Fund’s dissolution or after the investor ceases to be an investor, such amounts as the Adviser deems necessary to meet the Fund’s debts, obligations or liabilities (not to exceed, for any investor, the aggregate amount of any distributions, amounts in connection with a repurchase of all or a portion of the investor’s Interests and any other amounts received by the investor from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred).

Fund Organization

The Fund is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Fund was formed as a limited liability company under the laws of the State of Delaware on September 4, 2002 and commenced operations on February 1, 2003.

The Fund’s address is c/o UBS Hedge Fund Solutions LLC, 600 Washington Boulevard, Stamford, Connecticut 06901 and its telephone number is (888) 793-8637.

BNY’s address is 301 Bellevue Parkway, Wilmington, Delaware 19809, and its telephone number is (877) 431-1973.

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A&Q LONG/SHORT STRATEGIES FUND LLC

Limited Liability Company Interests

PROSPECTUS

May 1, 2022

UBS FINANCIAL SERVICES INC.

APPENDIX A

A&Q LONG/SHORT STRATEGIES FUND LLC

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of A&Q LONG/SHORT STRATEGIES FUND LLC (the “Fund”) is dated as of May 1, 2018, effective as of July 1, 2018, by and among UBS Hedge Fund Solutions LLC (“UBS HFS”), as Administrator, and each person admitted to the Fund and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated and filed with the Secretary of State of the State of Delaware on September 4, 2002; and

WHEREAS, the Fund has heretofore been governed by a Limited Liability Company Agreement dated as of September 10, 2002 (the “Original Agreement”); and

WHEREAS, the Fund has heretofore been governed by a First Amended and Restated Limited Liability Company Agreement dated as of May 1, 2013; and

WHEREAS, the Fund has heretofore been governed by a Second Amended and Restated Limited Liability Company Agreement dated as of May 1, 2014 (the “Second Amended and Restated Agreement”); and

WHEREAS, UBS HFS wishes to amend and restate the Second Amended and Restated Agreement in its entirety pursuant to the authority granted it under Section 8.1 hereof.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

Administrator means UBS Hedge Fund Solutions LLC or any successor administrator to the Fund, in its capacity as administrator under the Administration Agreement. The Administrator shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Administration Agreement means the administration agreement entered into between the Administrator and the Fund, as from time to time in effect.

Administration Fee means the fee paid to the Administrator out of the Fund’s assets, and debited against Members’ Capital Accounts, for administrative services provided by the Administrator.

Advisers Act means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

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Affiliate means affiliated person as such term is defined in the 1940 Act.

Agreement means this Third Amended and Restated Limited Liability Company Agreement, as amended and/or restated from time to time.

Board means the Board of Directors of the Fund established pursuant to Section 2.6 hereof.

Capital Account means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

Capital Percentage means a percentage established for each Member as of each Expense Allocation Date. The Capital Percentage of a Member on an Expense Allocation Date shall be determined by dividing the amount of capital contributed to the Fund by the Member pursuant to Section 5.1 hereof by the sum of the capital contributed to the Fund by each Member pursuant to Section 5.1 hereof on or prior to such Expense Allocation Date. The sum of the Capital Percentages of all Members on each Expense Allocation Date shall equal 100%.

Capital Contribution means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

Certificate means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Closing Date means the first date on or as of which a Member other than the Manager or the Administrator, or their predecessors, was admitted to the Fund.

Code means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

Delaware Act means the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

Director means each natural person listed on Schedule I hereto who serves on the Board and any other natural person who, from time to time, pursuant hereto shall serve on the Board. Each Director shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Expense Allocation Date means the Closing Date, and thereafter each day, through and including the date which is twelve months after the Closing Date, as of which a contribution to the capital of the Fund is made pursuant to Section 5.1 hereof.

Fiscal Period means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the day preceding any day as of which a contribution to the capital of the Fund is made pursuant to Section 5.1;

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(3)	the day as of which the Fund repurchases any Interest or portion of an Interest of any Member;

(4)	the day as of which the Fund admits a substituted Member to whom an Interest (or portion thereof) of a Member has been Transferred (unless there is no change of beneficial ownership); or

(5)	any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Fund Percentages.

Fiscal Year means the period commencing on the Closing Date and ending on the first December 31st following the Closing Date, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible taxable year under the Code.

Form N-2 means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Fund means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Fund Percentage means a percentage established for each Member on the Fund’s books as of the first day of each Fiscal Period. The Fund Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member’s Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Fund Percentages of all Members for each Fiscal Period shall equal 100%.

Independent Directors means those Directors who are not “interested persons” of the Fund as such term is defined in the 1940 Act.

Insurance means one or more “key man” insurance policies on the life of any principal of a member of the Manager or any other insurance policy, the benefits of which are payable to the Fund.

Interest means the entire ownership interest in the Fund at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

Investment Funds means unregistered pooled investment vehicles and registered investment companies that are advised by an Investment Manager.

Investment Managers means portfolio managers among which the Fund deploys some or all of its assets.

Investment Management Agreement means the investment advisory agreement entered into between the Manager and the Fund, as from time to time in effect.

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Investment Management Fee means the fee paid to the Manager out of the Fund’s assets in accordance with the Investment Management Agreement.

Manager means UBS Hedge Fund Solutions LLC or any successor investment manager to the Fund, in its capacity as investment manager under the Investment Management Agreement. The Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Member means any person who is admitted to the Fund as a member until the Fund repurchases the entire Interest of such person pursuant to Section 4.5 hereof or such person otherwise ceases to be a member of the Fund or a substitute Member who is admitted to the Fund pursuant to Section 4.4 hereof, in such person’s capacity as a member of the Fund. For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

Net Assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests.

Net Profit or Net Loss means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude:

(1)	the amount of any Insurance premiums or proceeds to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 hereof;

(2)	any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Fund Percentages of all Members as of the commencement of such Fiscal Period; and

(3)	Organizational Expenses allocated among the Capital Accounts of the Members pursuant to Section 5.10 hereof.

1940 Act means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1934 Act means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Organizational Expenses means the expenses incurred by the Fund in connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Interests.

Partnership Representative means the person designated as the “partnership representative” of the Fund pursuant to Section 8.17 hereof.

Person means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

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Securities means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

Tax Matters Partner means the Member that previously was designated as “tax matters partner” of the Fund for relevant taxable years that began prior to January 1, 2018.

Transfer means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

Voting Interest means with respect to a Member the number of votes equivalent to such Member’s Fund Percentage as of the record date for a meeting of Members.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1           Formation of Limited Liability Company.

The Fund was organized as a limited liability company by filing the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act. The Certificate may be restated by the Manager as provided in the Delaware Act or amended by the Manager to change the address of the Fund’s office in Delaware or the name and address of its resident agent in Delaware or to make corrections required by the Delaware Act. Any persons designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all additional certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2           Name.

The name of the Fund shall be “A&Q Long/Short Strategies Fund LLC” or such other name as the Board hereafter may adopt upon (i) causing an appropriate amendment to this Agreement to be adopted and to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member. The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3           Principal and Registered Office.

The Fund shall have its principal office at the principal office of the Administrator, or at such other place designated from time to time by the Board.

The Fund shall have its registered office in the State of Delaware at 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807, and shall have Maples Fiduciary Services (Delaware) LLC as its

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registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4           Duration.

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5           Business of the Fund.

(a)           The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, and to engage in any financial or derivative transactions relating thereto or otherwise and to engage in such other activities and to exercise such rights and powers as permitted under the Delaware Act. Discrete portions of the Fund’s assets (which may constitute, in the aggregate, all of the Fund’s assets) may be invested in general or limited partnerships, limited liability companies and other pooled investment vehicles which invest and trade in Securities, or managed in separate accounts which invest and trade in Securities. The Administrator, in the exercise of its administrative functions on behalf of the Fund, may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Administrator be necessary or advisable to carry out the administration of the Fund’s business and any amendments to any such contracts, agreements and other undertakings, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement.

(b)           The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6           The Board.

(a)           The persons listed on Schedule I have agreed to be bound by the terms of this Agreement pertaining to the obligations of Directors and shall serve as Directors on the Board. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.

(b)           Each Director shall serve as a Director for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving as Directors.

(c)            If no Director remains, the Administrator shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be

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continued, of electing the required number of Directors. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7           Members.

The Board may admit one or more Members as of the beginning of each calendar month or at such other times as the Board may determine. Members may be admitted to the Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board, in its absolute discretion, may reject applications for the purchase of Interests in the Fund. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member. The Manager and the Administrator, or their predecessors, were admitted to the Fund as Members as of the date of the Original Agreement.

2.8           Both Directors and Members.

A person may at the same time be a Director and a Member, or the Manager and a Member, in which event such person’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

2.9            Limited Liability.

Except as otherwise provided under applicable law, none of the Members, Directors, the Manager nor the Administrator shall be liable personally for the Fund’s debts, obligations or liabilities, whether arising in contract, tort or otherwise, solely by reason of being a member or manager of the Fund, except that a Member may be obligated to make capital contributions to the Fund and other payments pursuant to this Agreement and to repay any funds wrongfully distributed to such Member. Notwithstanding any other provision of this Agreement, the Administrator, in the exercise of its administrative functions on behalf of the Fund, may require a Member to contribute to the Fund, at any time or from time to time, whether before or after the dissolution of the Fund or after such Member ceases to be a member of the Fund, such amounts as are requested by the Administrator, in its exercise of its administrative functions on behalf of the Fund, to meet the Fund’s debts, obligations or liabilities (not to exceed for any Member the aggregate amount of any distributions, amounts paid in connection with a repurchase of all or a portion of such Member’s Interest and any other amounts received by such Member from the Fund during or after the Fiscal Year in which any debt, obligation or liability of the Fund arose or was incurred); provided however, that each Member shall contribute only his pro rata share of the aggregate amount requested based on such Member’s Capital Account in the Fiscal Year in which the debt, obligation or liability arose or was incurred as a percentage of the aggregate Capital Accounts of all Members of the Fund in such Fiscal Year; and provided further that the provisions of this Section 2.9 shall not affect the obligations of Members under the Delaware Act.

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ARTICLE III

MANAGEMENT

3.1            Management.

(a)            Subject to the requirements of the 1940 Act, the business and affairs of the Fund shall be managed under the direction of the Board. The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties hereunder. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation, and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the 1940 Act. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board. The Board may delegate the management of the Fund’s day-to-day operations to one or more officers or other persons (including, without limitation, the Manager and the Administrator), subject to the investment objective and policies of the Fund and to the oversight of the Board. During any period in which the Fund shall have no Directors, the Manager shall continue to serve as investment adviser to the Fund and the Administrator shall continue to provide administrative services to the Fund.

(b)            Each Member agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund. The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c)            Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act.

(d)           The Board may delegate to any person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2           Actions by the Board.

(a)           Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, in person or by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b)           The Board may designate from time to time a Chairman who shall preside at all meetings. Meetings of the Board may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may

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attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c)           The Board may designate from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation or such powers as are otherwise delegated to them by the Board, and designate them as officers of the Fund.

3.3           Meetings of Members.

(a)           Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board or, to the extent applicable, the Administrator shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding one-third of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)           Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Voting Interest. The Board or, to the extent applicable, the Administrator shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)            A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4           Custody of Assets of the Fund.

The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act.

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3.5           Other Activities of Members (Including the Administrator), Directors and the Manager.

(a)            None of the Directors, officers of the Fund, the Manager nor the Administrator shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement and any other agreement they may have with the Fund.

(b)           The Administrator and any Member, officer of the Fund, Director or the Manager, or Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of the Administrator or any other Member, officer of the Fund, Director, the Manager or Affiliates of any of them, or any profits derived therefrom.

3.6           Duty of Care.

(a)           The Directors, officers of the Fund, the Administrator, including any officer, director, member, partner, principal, employee or agent of the Administrator, and the Manager, including any officer, director, member, principal, employee or agent of the Manager and each of their affiliates, shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s duties hereunder.

(b)           A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Fund, any other Member or third parties only as required by applicable law or otherwise provided in this Agreement.

3.7            Indemnification.

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors or other legal representatives), officer of the Fund, the Manager and the Administrator (including for this purpose each affiliate, officer, director, member, partner, principal, employee or agent of the Manager or the Administrator or a member thereof, and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise is affiliated, with the Manager or the Administrator or any member thereof, and their executors, heirs, assigns, successors or other legal representatives), the Partnership Representative and, for taxable years beginning before January 1, 2018, the Tax Matters Partner against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, an officer of the Fund, the Manager, the Partnership Representative or, for taxable years beginning before January 1, 2018, the Tax

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Matters Partner, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, or the past or present performance of services to the Fund by the Administrator, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)            Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of

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expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, except to the extent provided in Section 2.9 hereof.

(f)            The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any officer of the Fund, Director, the Manager, the Administrator or other person.

3.8            Fees, Expenses and Reimbursement.

(a)            So long as the Administrator (or its affiliates) provides administrative services to the Fund, it shall be entitled to receive such fees as may be agreed to by the Administrator and the Fund pursuant to a separate written agreement, which, notwithstanding anything in this Agreement to the contrary, may be entered into by the Fund, without any further act, vote or approval of any Member.

(b)            So long as the Investment Management Agreement shall remain in full force and effect, the Fund shall pay the Manager the Investment Management Fee.

(c)            The Board may cause the Fund to compensate each Director for his or her services hereunder. In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(d)            The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Manager pursuant to the Investment Management Agreement or by the Administrator pursuant to a separate written agreement with the Fund as contemplated by Section 3.8(a) hereof. Expenses to be borne by the Fund include, but are not limited to, the following:

(1)	all costs and expenses related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, and taxes withheld on foreign dividends and other foreign source income, and the Fund’s proportional share of expenses as an investor in Investment Funds;

(2)	all costs and expenses associated with the operation and registration of the Fund, offering costs and expenses and the costs of compliance with any applicable federal or state laws;

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(3)	the costs and expenses of holding any meetings of the Board and any meetings of Members that are regularly scheduled, permitted or required to be held by this Agreement, the 1940 Act or other applicable law;

(4)	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

(5)	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Manager, the Administrator or the Directors;

(6)	all costs and expenses associated with the selection of Investment Managers and Investment Funds, including due diligence and travel-related expenses;

(7)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

(8)	all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties;

(9)	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

(10)	the fees of custodians and other persons providing administrative services to the Fund;

(11)	all taxes (and related charges) to which the Fund may be subject, directly or indirectly, in the U.S., any state thereof, or any other U.S. or non-U.S. jurisdictions; and

(12)	such other types of expenses as may be approved from time to time by the Board.

The Manager and the Administrator shall be entitled to reimbursement from the Fund for any of the above expenses that either pays on behalf of the Fund.

(e)            The Fund from time to time, alone or in conjunction with other accounts for which the Manager, or any Affiliate of the Manager, acts as general partner, managing member or investment adviser, may purchase Insurance in such amounts, from such insurers and on such terms as the Board shall determine.

3.9           Liabilities and Duties.

To the extent that, at law or in equity, a Member, officer of the Fund or Director or other person has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to a Member, officer of the Fund or a Director, any such Member, officer of the Fund, Director or other person acting under this Agreement shall not be liable to the Fund or to a Member, officer of the Fund or a Director for its good faith reliance on the provisions of this Agreement. The Members agree that the provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, an officer of the Fund, a Director or other person otherwise existing at law or in equity, replace such other duties and liabilities of such Member, officer of the Fund, Director or other person.

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ARTICLE IV

TERMINATION OF STATUS OF MANAGER AND DIRECTORS; TRANSFERS AND REPURCHASES

4.1            Termination of Status of the Manager.

The status of the Manager as a Member shall terminate if the Investment Management Agreement with the Manager terminates and the Fund does not enter into a new Investment Management Agreement with such person, effective as of the date of such termination.

4.2            Termination of Status of a Director.

The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed under Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; or (vi) shall have a receiver appointed to administer the property or affairs of such Director.

4.3           Removal of the Directors.

Any Director may be removed either by (a) the vote or written consent of at least two-thirds of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

4.4           Transfer of Interests of Members.

(a)            An Interest or portion thereof of a Member may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board (which may be withheld in its sole and absolute discretion). If any transferee does not meet such investor eligibility requirements established by the Fund from time to time, the Fund reserves the right to redeem its Interest pursuant to Section 4.5. If the Board does not consent to a Transfer by operation of law, the Fund shall redeem the Interest from the Member’s successor. Any permitted transferee shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member Transfers an Interest or portion thereof with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom such Interest or portion thereof is Transferred is admitted to the Fund as a substituted Member. The admission of any transferee as a substituted Member shall be effective upon the execution and delivery by, or on behalf of, such substituted Member of either a counterpart of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each transferring Member and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer. Upon the Transfer to another person or persons of a Member’s entire Interest, such Member shall cease to be a member of the Fund.

(b)            Each transferring Member shall indemnify and hold harmless the Fund, the Directors, officers of the Fund, the Administrator, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and

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expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.5            Repurchase of Interests.

(a)            Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Fund for repurchase of that Interest or portion thereof. The Board may from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to repurchase Interests or portions thereof pursuant to written tenders. In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board shall consider the following factors, among others:

(1)	whether any Members have requested to tender Interests or portions thereof to the Fund;

(2)	the liquidity of the Fund’s assets;

(3)	the investment plans and working capital requirements of the Fund;

(4)	the relative economies of scale with respect to the size of the Fund;

(5)	the history of the Fund in repurchasing Interests or portions thereof;

(6)	the condition of the securities markets; and

(7)	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board shall cause the Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Fund and to all Members (including persons holding Interests acquired from Members), as applicable.

(b)           The Board may cause the Fund to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member if the Board determines or has reason to believe that:

(1)	such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

(2)	ownership of such an Interest by a Member or other person will cause the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3)	continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund, the Manager, the Administrator or the

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Directors, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(4)	any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

(5)	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an Interest or portion thereof.

(c)            Repurchases of Interests or portions thereof by the Fund shall be payable in cash or in part by promissory note, in each case without interest, unless the Board, in its discretion, determines otherwise, or, in the discretion of the Board, in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board after receipt by the Fund of all eligible written tenders of Interests or portion thereof. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the estimated value of such Member’s Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Member’s Capital Account as of such date.

ARTICLE V

CAPITAL

5.1            Contributions to Capital.

(a)            The minimum initial contribution of each Member (other than the Manager and the Administrator) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Directors shall not be entitled to make voluntary contributions of capital to the Fund as Directors of the Fund, but may make voluntary contributions to the capital of the Fund as Members.

(b)           The Members may make additional contributions to the capital of the Fund, effective as of such times as the Board in its discretion may permit, but no Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent otherwise provided herein.

(c)             Except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash or in such Securities that the Board, in its absolute discretion, may agree to accept on behalf of the Fund, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Fund shall charge each Member making a contribution in Securities to the capital of the Fund such amount as may be determined by the Board not exceeding 2% of the value of such contribution in order to reimburse the Fund for any costs incurred by the Fund by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Fund to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

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5.2            Rights of Members to Capital.

No Member shall be entitled to interest on his or its contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Interest pursuant to Section 4.5 hereof, if so determined by the Board, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof. Except as provided in Section 2.9 hereof, no Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

5.3           Capital Accounts.

(a)            The Fund shall maintain a separate Capital Account for each Member.

(b)            Each Member’s Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member’s initial contribution to the capital of the Fund.

(c)            Each Member’s Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) any amount credited to such Member’s Capital Account pursuant to the provisions of this Article V.

(d)            Each Member’s Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.5, 5.9 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Member’s Capital Account pursuant to the provisions of this Article V.

(e)             If all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

5.4           Allocation of Net Profit and Loss.

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Fund Percentages for such Fiscal Period.

5.5           Allocation of Insurance Premiums and Proceeds.

(a)            Any premiums payable by the Fund for Insurance purchased pursuant to Section 3.8(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Fund during such Fiscal Period in accordance with such Member’s Fund Percentage for such Fiscal Period.

(b)            Proceeds, if any, to which the Fund may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a

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member of the Fund during the Fiscal Period in which the event which gives rise to recovery of proceeds occurs in accordance with such Member’s Fund Percentage for such Fiscal Period.

5.6            Allocation of Certain Withholding Taxes and Other Expenditures.

(a)             If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Board, without limitation of any other rights of the Fund or the Board, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Fund pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Fund, the amount of such excess. The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

(b)            Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, and any other Fund items, to the extent determined by the Board to have been paid or incurred or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

5.7           Reserves.

(a)            Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Administrator or the Board, such reserves to be in the amounts which the Board in its sole discretion deem necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b)            If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

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(c)            If any amount is required by paragraph (a) or (b) of this Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

5.8           Tax Allocations.

For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for U.S. federal income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member’s Capital Account(s) for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.8 shall be made pursuant to the principles of Section 704(b) and 704(c) of the Code, and Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

If the Fund realizes ordinary income and/or capital gains (including short-term capital gains) for U.S. federal income tax purposes (collectively, “income”), or deductions, ordinary losses and/or capital losses (including long-term capital losses) for U.S. federal income tax purposes (collectively, “losses”) for any Fiscal Year during or as of the end of which one or more Members withdraw from the Fund pursuant to Articles IV or VI hereof, the Board may elect to allocate specially such income or losses to any such withdrawing Member up to an amount by which the total of such Member’s Capital Account as of the effective date of withdrawal exceeds or is less than its “adjusted tax basis,” for U.S. federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such “adjusted tax basis” by reason of any transfer or assignment of such Interest, including by reason of death and without regard to such Member’s share of the liabilities of the Fund under Section 752 of the Code).

5.9           Distributions.

(a)            The Board, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members’ Fund Percentages. Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to the Member exceeds the percentage of that asset which is equal to the percentage in which the Member shares in distributions from the Fund.

(b)           The Board may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a

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distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and, if appropriate, reducing the Capital Account of such Member.

(c)            Notwithstanding anything to the contrary contained herein, none of the Directors or the Members, nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their interest in the Fund if such distribution would violate the Delaware Act or other applicable law.

5.10         Allocation of Organizational Expenses.

(a)            As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

(b)            As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.10 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses then shall be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1           Dissolution.

(a)            The Fund shall be dissolved at any time there are no Members, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)	upon the affirmative vote to dissolve the Fund by both (i) the Board and (ii) Members holding at least two-thirds of the total number of Voting Interests eligible to be cast by all Members;

(2)	upon the determination of the Members not to continue the business of the Fund at a meeting called by the Administrator in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

(3)	upon the expiration of any two-year period which commences on the date on which any Member has submitted a written notice to the Fund requesting to tender such Member’s entire Interest for repurchase by the Fund if such Member has not been permitted to do so at any time during such period;

(4)	upon the determination by the Manager to dissolve the Fund;

(5)	upon termination of the Investment Management Agreement; or

(6)	as required by operation of law.

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Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2            Liquidation of Assets.

(a)            Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall liquidate, in an orderly manner, the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall liquidate, in an orderly manner, the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V hereof. The proceeds from liquidation shall, subject to the Delaware Act, be distributed in the following manner:

(1)	in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(2)	such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(3)	the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b)          Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1           Accounting and Reports.

(a)            The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

(b)            After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Interest as is necessary for Members to complete federal and state income tax or information returns and any other tax information required by federal or state law.

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(c)            Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to one or more Members such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d)            Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund. No act of the Fund, the Manager, the Administrator or any other person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

7.2           Determinations By the Board.

(a)           All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by the Administrator, to the extent consistent with its administrative functions, pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b)           The Board may make such adjustments to the computation of Net Profit or Net Loss or any components (withholding any items of income, gain, loss or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

7.3           Valuation of Assets.

(a)            Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Investment Funds) as of the close of business on the last day of each Fiscal Period or more frequently, in the discretion of the Board, in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. Assets of the Fund invested in Investment Funds shall be valued at fair value in accordance with procedures adopted by the Board. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)           The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1            Amendment of Limited Liability Company Agreement.

(a)            Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act), (ii) the Administrator (to the extent consistent with its administrative functions) or (iii) a majority (as defined in the 1940 Act) of the outstanding Voting Interests of the Fund.

(b)           Any amendment that would:

(1)	increase the obligation of a Member to make any contribution to the capital of the Fund;

(2)	reduce the Capital Account of a Member other than in accordance with Article V; or

(3)	modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(2) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her entire Interest for repurchase by the Fund.

(c)            By way of example only, the Board or the Administrator at any time without the consent of the Members may:

(1)	restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)	amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; or

(3)	amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code.

(d)          The Board shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

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8.2            Special Power of Attorney.

(a)            Each Member hereby irrevocably makes, constitutes and appoints the Administrator and each of the Directors, acting severally, and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)	any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)	any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(3)	all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection which such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Administrator and each of the Directors, acting severally, and any liquidator of the Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

(1)	shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Board or any liquidator shall have had notice thereof; and

(2)	shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge and file any instrument necessary to effect such substitution.

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8.3           Notices.

Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means, including e-mail, or, if to the Fund, by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, e-mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4           Agreement Binding Upon Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

8.5           Applicability of 1940 Act and Form N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

8.6           Choice of Law; Arbitration.

(a)            Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)            Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(1)	arbitration is final and binding on the parties;

(2)	the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)	pre-arbitration discovery is generally more limited than and different from court proceedings;

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(4)	the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)	a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)            Controversies shall be determined by arbitration before, and only before, an arbitration panel convened by The New York Stock Exchange, Inc. or the Financial Industry Regulatory Authority, Inc. (FINRA), to the fullest extent permitted by law. The parties may also select any other national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law. Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)            No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

8.7            Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, the Manager, the Administrator, officers of the Fund, Directors and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement (except as provided in Section 3.7).

8.8           Consents.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9           Merger and Consolidation.

(a)            Notwithstanding any other provision of this Agreement, the Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved by a majority of the Directors, without the consent of any Member or person being required.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger

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or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

8.10          Pronouns.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11         Confidentiality.

(a)            Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member (collectively, “Confidential Information”) without the prior written consent of the Board, which consent may be withheld in its sole discretion.

(b)            Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(c)            Notwithstanding anything to the contrary in this Agreement, the Board or the Administrator shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board or the Administrator reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or the Administrator in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

8.12          Certification of Non-Foreign Status.

Unless such certification is not deemed necessary by the Administrator, each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

8.13          Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

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8.14          Entire Agreement.

This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. It is hereby acknowledged and agreed that the Board, without the approval of any Member may enter into written agreements (“Other Agreements”) with Members, executed contemporaneously with the admission of such Members to the Fund, effecting the terms hereof or of any application in order to meet certain requirements of such Members. The parties hereto agree that any terms contained in an Other Agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

8.15          Discretion.

Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, whenever in this Agreement, a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard.

8.16          Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

8.17         Partnership Representative.

Matthew Richards of UBS Hedge Fund Solutions LLC (or such other person as may be designated by the Administrator or by the Fund from time to time) shall serve as the “partnership representative” of the Fund within the meaning of Section 6223 of the Code, or any similar provisions of state or local tax laws.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.11.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

UBS Hedge Fund Solutions LLC, as Administrator, pursuant to the Special Power of Attorney under Section 8.2(a) hereof:

By:	/s/ William J. Ferri
	Name:	William J. Ferri
	Title:	Authorized Person

By:	/s/ Dylan Germishuys
	Name:	Dylan Germishuys
	Title:	Authorized Person

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

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SCHEDULE I

Directors

Name and Address

Virginia G. Breen c/o UBS Hedge Fund Solutions LLC 600 Washington Boulevard Stamford, Connecticut 06901

Heather R. Higgins c/o UBS Hedge Fund Solutions LLC 600 Washington Boulevard Stamford, Connecticut 06901

Stephen H. Penman c/o UBS Hedge Fund Solutions LLC 600 Washington Boulevard Stamford, Connecticut 06901

As Revised: January 1, 2022

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Appendix B

SIGNATURE REQUIRED

ONLY COMPLETE THIS CERTIFICATE IF YOU HAVE RECEIVED AN A&Q LONG/SHORT STRATEGIES FUND LLC PROSPECTUS AND IF YOU WISH TO INVEST IN THE FUND. IF YOU DO NOT WISH TO INVEST IN THE FUND, ANY FUNDS HELD IN ESCROW WILL BE RETURNED. Please promptly return a completed Investor Certificate to your Financial Advisor. This Investor Certificate must be received FOUR BUSINESS DAYS prior to month’s end in order to invest in the Fund’s next monthly closing.

A&Q LONG/SHORT STRATEGIES FUND LLC: Investor CertificatE

This Certificate relates to a potential investment in A&Q Long/Short Strategies Fund LLC (the “Fund”).

I hereby certify that I am: (A) a natural person, who either individually or together with my spouse has a net worth in excess of $2.2 million (the “Net Worth Requirement”); (B) an irrevocable trust that meets the Net Worth Requirement; (C) a revocable trust and each grantor of the trust meets the Net Worth Requirement; (D) an employee benefit plan (a “Plan”) that meets the Net Worth Requirement; (E) a participant-directed Plan and the person making the investment meets the Net Worth Requirement; (F) a corporation, partnership, limited liability company or other entity that meets the Net Worth Requirement that is not (i) a registered investment company, (ii) an entity which is excluded from the definition of an “investment company” under Section 3(a) of the Investment Company Act of 1940, as amended, based on Section 3(c)(1) because it is a non-publicly offered entity whose securities are beneficially owned by not more than 100 persons, or (iii) a business development company; or (G) an entity referred to in clause F(i), (ii) or (iii) above, and each equity owner meets the Net Worth Requirement. I am not a charitable remainder trust. As used herein, the term “net worth” means the excess of total assets at fair market value over total liabilities. In calculating “net worth”: (i) exclude the fair market value of your primary residence; (ii) count as a liability any indebtedness secured by your primary residence in excess of its fair market value; and (iii) count as a liability any indebtedness secured by your primary residence in the 60 days prior to subscribing for this investment, unless such indebtedness was incurred as a result of the acquisition of your primary residence.

I understand that it may be a violation of law for me to provide this Certificate if I know that it is not true. I have read the Fund’s prospectus dated May 1, 2022 (the “Prospectus”), including the investor qualification and investor suitability provisions contained therein. I understand that an investment in the Fund involves a considerable amount of risk and that I may lose some or all of my investment. I acknowledge that in making a decision to invest in the Fund, I have relied solely upon the Prospectus, the Fund’s Limited Liability Company Agreement, as amended and restated from time to time (the “Agreement”), and my independent investigation. I have evaluated the risks of investing, understand there are substantial risks of loss, and have determined that an investment is suitable for me. I understand that there is very limited liquidity associated with an investment in the Fund and I have carefully read and understand the “Redemptions, Repurchases of Interests and Transfers” section in the Prospectus. I understand that I may not be able to withdraw from the Fund as I want or have a need to.

I am NOT (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, including income tax regulations (the “Code”)) for purposes of U.S. Federal income taxation. I agree to notify the Fund within 30 days of the date that I become a foreign person or entity. I further certify that my name, U.S. tax identification number, home address (in the case of an individual) and business address (in the case of an entity), as they appear in your records, are true and correct. I understand that these certifications, which are made under penalty of perjury, may be disclosed to the Internal Revenue Service and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.

If I am a Plan or an individual retirement account (“IRA”) (each, a “Benefit Plan”), the Benefit Plan represents that: (A) the Benefit Plan has consulted counsel as necessary concerning the propriety of making an investment in the Fund and its appropriateness under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code; (B) the person executing, or directing another party to execute, this Certificate (the “Fiduciary”) has considered the following items and has determined that an investment in the Fund by the Benefit Plan is consistent with the Fiduciary’s responsibilities under ERISA and the Code: (i) the Fiduciary’s investment standards under ERISA and the Code in the context of the Benefit Plan’s particular circumstances; (ii) the permissibility of an investment under the documents governing the Benefit Plan and the Fiduciary; and (iii) the risks associated with an investment and the fact that the Benefit Plan will be unable to redeem the investment except as set forth in the Fund’s Prospectus; (C) the Fiduciary is solely responsible for the decision to invest in the Fund; (D) the Fiduciary is qualified to make such investment decision; and (E) the Fiduciary, in making such decision, has not relied for its decision to invest in the Fund on any advice or recommendation of the Fund, the Adviser or the members of the Board of Directors of the Fund (the “Directors”).

I understand that the Fund and its affiliates are relying on the Certificate and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and I indemnify the Fund, UBS Financial Services Inc. (“UBSFS”), the Adviser, the Directors, or any of their affiliates, against any losses that they may incur, and hold them harmless from any liability that may arise as a result of this Certificate being untrue in any respect.

By signing below, I (“Investor”) confirm that, as of the date of my investment and as of this date, the investment objective and primary risk profile applicable to such investment in the Fund are, respectively, “capital appreciation” and “aggressive,” and I agree to be bound by the terms of the Agreement. This objective and risk profile is applicable only to this investment and may differ from the investment goals and risk tolerance for the overall portfolio and the brokerage account in which this investment is held. I understand that an investment in the Fund may impact my future liquidity (either long or short-term) and represent that my investment goals are consistent with the time frame of the investment. I understand that UBSFS has entered into an agreement with the manager of the Fund, pursuant to which UBSFS will receive a substantial fee for its services from the manager, which may constitute a majority of the management fee otherwise received by the manager from the Fund with respect to such clients, and that such fee shall be payable to UBSFS with respect to clients that have invested in the Fund for as long as such clients remain invested in the Fund. I understand further that UBSFS and/or its affiliates can direct clients to invest in funds only on the UBS platform, even though there may be other funds with better performance results and/or more preferential terms than those on the UBS platform and offered to the Investor. I understand that in approving funds for inclusion on the UBS platform, UBSFS and its affiliates have a conflict of interest in that they generally give priority to a fund which will provide compensation to UBSFS and its affiliates. In addition, I understand that the levels of compensation may vary among the funds on the UBS platform and, accordingly, UBSFS and its affiliates may have a greater incentive to direct such clients to a fund on the UBS platform (and, in certain cases, particular classes of interests) that yields higher levels of compensation for UBSFS and/or its affiliates. Furthermore, I understand that while funds on the UBS platform may offer multiple classes of interests, such funds (and not UBSFS or its affiliates) will determine which classes of interests are available for investment by the clients of UBSFS and its affiliates, which may be the classes of interests paying higher levels of compensation to UBSFS or its affiliates. I understand further that UBSFS, the Adviser and/or their affiliates have a conflict of interest in that they benefit from the sale of interests of the Fund due to the receipt of the management fee, the incentive fee (if any), the placement fee and/or other forms of compensation in connection with their relationship with the Fund, and that UBSFS is a wholly owned subsidiary of UBS Americas, Inc. (“UBS Americas”), which in turn, is a wholly owned subsidiary of UBS Group AG. I understand that, as a result of various payments to the Adviser, UBSFS and their respective affiliates, the amount of compensation that UBS Americas’ entities receive with respect to the sale of affiliated or proprietary hedge funds, funds of funds, private equity funds and real estate funds (including from the sale of Fund interests) is greater than the amount payable to the organization as a whole from the sale of unaffiliated fund investments. In addition, I understand that UBS Group AG and its affiliates ultimately benefit as a whole from the aforementioned sale of such affiliated or proprietary funds due to incentive and/or management fees paid to the managers of such affiliated or proprietary funds (including with respect to the Fund) because they are subsidiaries or affiliates of UBS Group AG. I understand further that UBSFS and certain of its affiliates may be compensated for referring UBSFS’ clients to alternative investment vehicles other than the Fund administered by affiliates of UBSFS, and that such fees may be the same, more or less than the fees received by UBSFS and its affiliates in connection with the placement of Fund interests. The Investor agrees to keep confidential any information disclosed to Investor by UBSFS and its Financial Advisor relating to interests in the Fund. Notwithstanding anything expressed or implied to the contrary herein, the Investor is authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. I will be subject to a placement fee charged by UBSFS of 2% (subject to waiver by UBSFS in certain limited circumstances) of my Investment Amount (including any additional subscriptions), which will not constitute assets of the Fund, but will be payable in addition to my Investment Amount. If the Placement Fee is reduced by agreement between UBSFS and the Investor, then the reduced Placement Fee to which the Investor has agreed will be reflected on the UBS trade confirmation. The Investor confirms that the Placement Fee has been discussed with his/her/its Financial Advisor and any additional questions will be addressed if requested. I understand that the payout that the Investor’s Financial Advisor receives may differ from one fund to another, even if the two funds charge the same management fee and/or incentive-based fee (i.e., even if, overall, the Investor would pay the same amount in fees), and, with respect to the Fund, UBSFS may receive a higher proportion of compensation than it does with respect to third party funds and products. The differences in compensation create an incentive for the Investor’s Financial Advisor to recommend a fund for which it receives higher compensation. No Placement Fee is charged if this investment is made through a UBS advisory program. I understand that UBSFS and/or its affiliates may receive higher levels of compensation in connection with an investor’s investment in the Fund depending upon whether the investor is participating in a wrap fee program. Accordingly, UBSFS and its affiliates may have a greater incentive to direct those clients to the Fund that would yield a relatively higher level of compensation. In addition, I understand that, in certain cases, if the Investor is investing in the Fund through a UBS advisory program, the Investor may be subject to higher fees overall with respect to its Fund investment than an investor investing through a brokerage account, due to the additional compensation paid by such Investor to UBSFS and/or its affiliates in connection with the advisory program. I authorize (1) the debit, from the UBS account specified herein or any other account maintained for the Investor at UBSFS (“Accounts”), of any funds required to be paid in connection with an investment in the Fund and (2) the credit of any funds to the Investor’s Accounts, including any distributions made by the Fund.

I acknowledge that UBSFS and its agents and affiliates may receive requests for information from the Fund to comply with such demands that call for the disclosure of non-public personal information about me that is related or unrelated to my investment in the Fund. I acknowledge and agree that UBSFS and its agents and affiliates may disclose, at its discretion, such non-public account information in response to such requests. I further acknowledge that the Fund may provide any and all account information relating to my investment in the Fund to UBSFS and my UBSFS Financial Advisor (current or future). I understand that the Fund and its affiliates are relying on this Certificate and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and I indemnify the Fund, UBSFS, the Adviser, the Directors, or any of their affiliates, against any losses that they may incur, and hold them harmless from any liability that may arise as a result of this Certificate being untrue in any respect. I understand the meaning and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out herein and in the Agreement and agree that the subscription made hereby may be accepted in reliance thereon. I agree to indemnify and hold harmless UBSFS, including its directors, officers, employees and any of its affiliates and service providers (collectively, the “Indemnified Party”) from and against any and all loss, damage, liability or expense, including costs and attorneys’ fees and disbursements, which the Indemnified Party may incur by reason of, or in connection with, any representation or warranty made herein or in any other document provided by the Investor not having been true when made,

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any misrepresentation made by the Investor or any failure by the Investor to fulfill any of the covenants or agreements set forth herein or in any other document provided by the Investor to the Fund’s investment adviser, general partner, the Fund or any of their affiliates.

☐	Please check this box if this is an additional investment in the Fund.	Investment Amount: $

UBS Account Number:	SSN/TAX ID Number:

Client Signatures (please sign below):

Signature	Date	Additional Investor Signature (e.g., joint tenants)	Date

Print Name	Print Name of Additional Investor

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For Financial Advisors and Branch Managers

I.	Investor Suitability and NFA Bylaw 1101:

With regard to the proposed investment of the aforementioned client in the Fund, I, as Financial Advisor to the client, by signing below, certify that I have:

(1)	informed the client of all pertinent facts relating to the liquidity and transferability of the Fund, including the obligation to maintain sufficient liquidity to meet ongoing capital calls (if the Fund has a capital call structure) on potentially short notice and that the investment may impact the client’s future liquidity;

(2)	reasonable grounds to believe (on the basis of information obtained from the client concerning the client’s age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by me, including the attached CAI) that:

(a)	the Fund being subscribed for is suitable and appropriate for the client;

(b)	the client meets all applicable minimum income, net worth, liquid assets and other objective suitability standards;

(c)	the client can reasonably benefit (including realizing any intended tax benefit, if applicable) from the Fund based on the client’s financial position, overall investment objectives and portfolio structure;

(d)	the client can bear the economic risks of the investment in the Fund;

(e)	the client’s goals are consistent with the time frame of the investment; and

(f)	the client appears to have an understanding of:

(i)	the fundamental risks of the Fund (including that the client may lose his or her entire investment);

(ii)	the restrictions on the liquidity and transferability of the Fund;

(iii)	the background and qualifications of the sponsor(s) and investment manager(s) of the Fund; and

(iv)	the tax consequences with respect to an investment in the Fund; and

(3)	obtained a valid and duly completed Form W-9 or W-8, as applicable, or successor form thereto, signed under penalties of perjury by the client and I have properly placed such form on file pursuant to internal UBS policy; and

(4)	confirmed, with reasonable due inquiry, including my review of relevant account documentation, the client’s representations provided in the NFA Bylaw 1101 Certification (if applicable).

Regarding Item 2(b) above, in the event that the client is an entity (such as a trust or partnership) that does not itself meet the minimum investment requirements (such as net worth) I have ascertained from the appropriate parties (such as the client’s trustee or general partner) that all of the client’s beneficial owners meet such requirements.

Will this investment result in the client holding more than 30% of his net worth as evidenced on CAI in Alternative Investments?             ☐ Yes ☐ No

By signing below, the undersigned FA acknowledges that the undersigned knows directly of his or her own knowledge that the Fund’s governing documents have been previously delivered to the investor.

__________ Initial	If I assisted the client in completing any information that is required to be provided by the client in the Investor Application, I have done so pursuant to the client’s authorization and direction solely based upon information that has been provided to me by the client. If I did not assist the client in completing any information in the Investor Application, I certify that I have reviewed the completed Investor Application Form, and I agree that all the information in connection with the client’s investment in the Fund that is provided by the client is correct and accurate.

II.	Financial Advisor Signature (Please Sign Below):

Print Name of Financial Advisor: ______________________________	Account #: ____________________________________________

Financial Advisor Signature: ________________________________	Placement Fee: ______% (2%, waivable in limited circumstances) (Fee will be charged in addition to Capital Contribution.)
Date: _______________________________(MUST BE COMPLETED)
Note: If instructed, the CAI Statement that accompanies this form must be dated before or the same day this application is signed.	Branch Code/FA #/Division: _______________________________

Financial Advisors must reconcile the information	Financial Advisor Telephone #: _____________________________
listed on this application with the client’s account
records, including updating the client’s net worth,
objectives and any other relevant information.	Financial Advisor E-mail Address: ___________________________

III.	Branch Manager Signature:

I certify that I have reviewed the completed Investor Suitability section above, the client Investor Certificate and CAI, and, if applicable, the “Country Qualifications” appendix and any applicable supplement to the offering materials or set forth in the instructions on the UBS intranet. In addition, it is critical that Financial Advisors review and understand the Rules of the Road (“ROTR”), with specific focus on alternative investments, for each country in which the Financial Advisor expects to conduct cross border business. I agree, based upon the information known to me, with the Financial Advisor’s determination that the investment being subscribed for is suitable and appropriate for the client and the Financial Advisor has reviewed, understands and has complied with the applicable ROTR. I agree that, if the Financial Advisor assisted the client in completing any information that is required to be provided by the client in the Investor Application, based upon information known to me, that the Financial Advisor has done so pursuant to the client’s authorization and direction solely based upon information that has been provided to the Financial Advisor by the client.

By signing below, if applicable, I have determined that (1) if the proposed investment is for an Access Person’s (as defined in the Investment Adviser’s Code of Ethics) employee or employee-related account, my signature evidences my pre-approval of the trade and that (2) the Access Person’s proposed investment: (a) will not unfairly limit the ability of eligible clients of UBS Financial Services Inc. (the “Firm”) to participate in the proposed investment and (b) does not present a material conflict with the interests of the Firm’s clients or the Firm.

Print Name of Branch Manager: _________________________________

Branch Manager Signature: _____________________________________	Date: _____________________________(MUST BE COMPLETED)
If the above named account is a UBS Financial Services Inc. IRA, then the Branch Manager, as a result, also signs as the custodian of the IRA and accepts and agrees to this subscription.	Note: If instructed, the CAI Statement that accompanies this form must be dated before or the same day this application is signed.

PLACEMENT FEE APPROVAL SECTION – THIS SECTION IS ONLY REQUIRED IF A REDUCED PLACEMENT FEE IS CHARGED

To be completed by Market Director or Market Admin Manager as Delegate (if necessary)

By signing below you have agreed and accepted the reduced placement fee above.

If you do not agree to the reduced placement fee, please inform the branch who is responsible for contacting AI Investor Service. Call AI Investor Services (888) 962-3842 option #1, sub option #4 for questions.

Print Name of Market Director: ___________________________________

Market Director Signature: ______________________________________	Date: ______________________________(MUST BE COMPLETED)

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